SECOND AMENDED AND RESTATED
                   PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT



          THIS SECOND AMENDED AND RESTATED PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of March 31, 1998, by and among IT PARTNERS, INC., a Delaware corporation (the "Company"), CREDITANSTALT CORPORATE FINANCE, INC., having offices at Two Greenwich Plaza, Greenwich, Connecticut 06830 (together with any successor, assignee or transferee, "Creditanstalt"), FF-ITP, L.P., a Delaware limited partnership ("FF-ITP"), INDOSUEZ IT PARTNERS, having offices at 1211 Avenue of the Americas, New York, New York 10036-8701 (together with any successor, assignee or transferee, "Indosuez"), WACHOVIA CAPITAL ASSOCIATES, INC., having offices at 191 Peachtree Street, N.E., 26th Floor, Atlanta, Georgia 30303 (together with any successor, assignee or transferee, "Wachovia", which, together with Creditanstalt, FF-ITP and Indosuez are individually and collectively, as the context requires, referred to herein as the "Purchaser"), and each of the STOCKHOLDERS named on the signature pages hereto (individually and collectively, as the context requires, the "Stockholder").

                            W I T N E S S E T H:

     WHEREAS, pursuant to a certain Preferred Stock and Warrant Purchase Agreement, dated as of May 30, 1997, as amended by the First Amendment to Preferred Stock and Warrant Purchase Agreement dated July 11, 1997, as further amended by the Second Amendment to Preferred Stock and Warrant Purchase Agreement dated October 27, 1997, as further amended by the Third Amendment to Preferred Stock and Warrant Purchase Agreement dated October 31, 1997, and as further amended by the Fourth Amendment to Preferred Stock and Warrant Purchase Agreement dated December 16, 1997 (as amended, the "Original Purchase Agreement") by and among the parties thereto, (i) Creditanstalt purchased an aggregate of 100,000 shares of the Company's Series A Preferred Stock and warrants (the "Equity Warrants") for the purchase of up to 456,907 shares (subject to adjustment as set forth in Section 2.08 of the Original Purchase Agreement) of either the Company's common stock, $.01 par value per share ("Common Stock"), or the Company's Series B Preferred Stock, $.01 par value per share; and (ii) FF-ITP purchased 110,000 shares of the Company's Series A Preferred Stock, 29,516 shares of Common Stock, and Equity Warrants for the purchase of up to 515,724 shares (subject to adjustment as set forth in Section 2.08 of the Original Purchase Agreement) of the Company's Common Stock; and

     WHEREAS, the Company and the Stockholders amended and restated the Original Purchase Agreement pursuant to that certain Amended and Restated Preferred Stock and Warrant Purchase Agreement, dated as of January 8, 1998 (the "First Restated Purchase Agreement") pursuant to which Creditanstalt acquired (a) 100,000 shares of Series A Preferred Stock with Equity Warrants for the purchase of 188,680 shares of Common Stock or Series B Preferred Stock, and (b) 222,222 shares of Series B Preferred Stock; and

     WHEREAS, the Company desires that Indosuez and Wachovia make the following equity investments as of the Second Restatement Closing Date (as defined herein): (1) Indosuez will purchase 431,965 shares of Series B Preferred Stock at an aggregate purchase price of $2,000,000 ($4.63 per share), and (2) Wachovia will purchase 647,948 shares of Series B Preferred Stock at an aggregate purchase price of $3,000,000 ($4.63 per share) ((1) and (2) are collectively referred to as the "Additional Equity Investments"); and

     WHEREAS, the parties hereto wish to amend and restate the First Restated Purchase Agreement in order to provide for the Additional Equity Investments and make certain other changes set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers, the Stockholders, and the Company, intending to be legally bound, agree as follows:


                        Article I
                        Definitions

     As used in this Agreement, the following terms have the meanings indicated.

     Acquisition Stock. This term shall mean Common Stock of the Company issued subsequent to the Closing Date in consideration for the acquisition of all or substantially all the assets (including the stock or other ownership interests) of Persons that are identified by the Company as acquisition targets, provided that the Fair Market Value of such Common Stock as well as other consideration paid by the Company for such assets is not unreasonably disproportionate to the fair market value of the assets being acquired, as determined by the Company's Board of Directors or its executive committee.

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     Additional Securities.  This term is defined in Section 2.08(b)(iv)

     Adjustment Event. Any event in which (a) the Company issues any shares of Capital Stock in an Adjustment Public Offering for consideration per share that exceeds the amount received per share by any Holder in connection with the exercise of the Call Option with respect to such Holder; (b) any Person acquires Capital Stock in connection with the acquisition of the beneficial ownership of more than fifty percent (50%) of the voting securities of the Company, or acquires Capital Stock and the right to elect a majority of the members of the Company's board of directors for a consideration per share or unit that exceeds the amount received per share by any such Holder in connection with the exercise of such Call Option; (c) the Company sells all or a majority of its assets or revenue or income generating capacity for such amount of consideration that, if the Company were liquidated on the date that such sale is consummated, the holders of any class of Capital Stock would receive per share distributions exceeding the amount received per share by any such Holder in connection with the exercise of such Call Option; or (d) the Company participates in any merger, consolidation, reorganization, share exchange, recapitalization, or similar transaction or series of related transactions involving a change of control of the Company or disposition of all or a majority of its assets or revenue or income generating capacity, directly or indirectly, in which the holders of any class of Capital Stock receive per share consideration for, or distributions with respect to, their shares in an amount that exceeds the amount received per share by such Holder in connection with the exercise of such Call Option.

     Adjustment Public Offering. Each public offering of shares of any class of Capital Stock pursuant to a registration statement filed with the Commission.

     Affiliate. With respect to any Person, (a) a Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (b) any Person of which such Person or such Person's spouse is an officer, director, security holder, partner, or, in the case of a trust, the beneficiary or trustee, and (c) any Person that is an officer, director, security holder, partner, or, in the case of a trust, the beneficiary or trustee of such Person. The term "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. In addition, as to any Purchaser, "Affiliate" shall include any partnership a majority of the partners of which are officers, directors, employees or Affiliates of such Purchaser, and as to the Company, "Affiliate" shall not include any Purchaser or any Affiliate of any Purchaser.

     Agreement.  This term is defined in the preamble.

     Appraised Value. The value determined in accordance with the following procedures. For a period of thirty (30) days after the date of a Valuation Event (the "Negotiation Period"), each party to this Agreement agrees to negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by an Appraiser. An "Appraiser" shall be a recognized appraisal or investment firm with experience in making determinations of value of the type required to be made under this definition. If the Holders and the Company cannot agree on an Appraiser within thirty (30) days after the end of the Negotiation Period, the Company, on the one hand, and the Holders, on the other hand, shall each select an Appraiser within forty (40) days after the end of the Negotiation Period and those two Appraisers shall select within fifty (50) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser shall be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on all parties to this Agreement. Appraised Value of each share of Common Stock at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole (plus the exercise price of all options, warrants and other rights to acquire Capital Stock of the Company having an exercise price per share less than the Fair Market Value of such Capital Stock) and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser or Appraisers will be borne by the Company. In no event will the Appraised Value of the Common Stock or Other Securities be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class as the Other Securities, as the case may be, in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction. The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

     Appraiser.  This term is defined in the definition of Appraised Value.

     Average Market Value. The average of the Closing Prices for the security in question for the thirty (30) trading days immediately preceding the date of determination.

     Book Value. With respect to shares of Common Stock an amount equal to the quotient determined by dividing (a) the sum of (x) the total consolidated assets of the Company shown on the most recent regularly prepared consolidated balance sheet of the Company prior to the date of the Valuation Event in question minus (y) the total consolidated liabilities of the Company as shown on the most recent regularly prepared consolidated balance sheet of the Company prior to the date of the Valuation Event by (b) the aggregate number of shares of Common Stock and Common Stock Equivalents as of the date of the Valuation Event. For the purposes of this Agreement, the Book Value of the shares of Common Stock will be determined by the independent certified public accountants then retained by the Company as described in Section 4.06.

     Business Combination Options. This term shall mean options to purchase Common Stock of the Company that (a) are issued to employees of the Company or of Subsidiaries of the Company hired after the Original Closing Date; (b) in the aggregate do not exceed 12% of the Acquisition Stock issued by the Company; and (c) have an exercise price equal to the Fair Market Value on the date such options are granted, giving effect to any such acquisition consummated on such date.

     Buyer. This term is defined in Section 6.02(a)(ii) of the Stockholder Agreement.

     Call Option. This term is defined in Section 5.01 of the Stockholder Agreement.

     Call Option Closing. This term is defined in Section 5.04 of the Stockholder Agreement.

     Call Option Period. This term is defined in Section 5.01 of the Stockholder Agreement.

     Capital Stock. As to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock (including the Series A Preferred Stock and Series B Preferred Stock), phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

     Certificate. The Certificate of Incorporation of the Company, as amended.

     Closing. This term refers to the purchase and sale of the Series B Preferred Stock, effective as of the Second Restatement Closing Date.

     Closing Price.

          (a) If the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation System -- National Market System, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security for such day, or, if there has not been a sale on such trading day, the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm;s length trading); or

          (b) If the primary market for such security is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the Holders designate from time to time.

     Common Stock.  The common stock, $.01 par value, of the Company.

     Common Stock Equivalent. Any option, warrant, right, or similar security exercisable into, exchangeable for, or convertible to Common Stock.

     Commission. The Securities and Exchange Commission and any successor federal agency having similar powers.

     Company. IT Partners, Inc. and any successor or assign, and, unless the context requires otherwise, the term Company includes any Subsidiary.

     Conversion Shares. Shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock.

     Co-Sell Shares. This term is defined in Section 6.02(d) of the Stockholder Agreement.

     Co-Sellers. This term is defined in Section 6.02(d) of the Stockholder Agreement.

     Dilution Fee. This term is defined in Article III of the Stockholder Agreement.

     EBITDA. This term shall mean the Company's earnings before interest, taxes, depreciation and amortization, all as determined in accordance with generally accepted accounting principles, consistently applied.

     Election Notice. This term is defined in Section 6.02(b) of the Stockholder Agreement.

     Employment Agreements.  This term is defined in Section 4.04(g).

     Equity of the Company. This term shall mean the total stockholders' equity of the Company, determined in accordance with generally accepted accounting principals. The amount of equity of the Company represented by any Warrant Shares held by Creditanstalt and/or its Affiliates shall be determined by subtracting from total Equity of the Company the aggregate amount distributable as a preference upon dissolution of the Company to the holders of any then outstanding shares of any class or series of preferred stock (other than the Series B Preferred Stock), dividing the balance obtained by the sum of the number of shares of Common Stock then outstanding, the number of shares of Common Stock issuable upon conversion of any Series B Preferred Stock then outstanding, and the number of shares of Common Stock that Creditanstalt and/or its Affiliates could obtain upon exercise of any Warrants, and multiplying that per share amount by the aggregate number of Warrant Shares held by Creditanstalt and/or its Affiliates.

     Excess Consideration. The amount that a Holder would have realized following the Adjustment Event had the Call Option not been exercised by the Company until such time, minus the amount that such Holder realized due to the exercise of the Call Option; provided, however, that the amount of Excess Consideration will in all events be deemed to be at least zero.

     Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     Exchange Common Stock. This term is defined in Section 7.12 of the Stockholder Agreement.

     Exchange Company. This term is defined in Section 7.12 of the Stockholder Agreement.

     Exchange Notice. This term is defined in Section 7.12 of the Stockholder Agreement.

     Exercise Price. The price per share specified in Section 2.03 as adjusted from time to time pursuant to the provisions of this Agreement.

     Fair Market Value.

          (a) As to securities regularly traded in the organized securities markets, the Average Market Value; and

          (b) As to all securities not regularly traded in the securities markets and other property, the fair market value of such securities or property as determined in good faith by disinterested members of the Board of Directors of the Company at the time it authorizes the transaction (a "Valuation Event") requiring a determination of Fair Market Value under this Agreement; provided, however, that, at the election of the Holders or if there are no disinterested members of the Board of Directors of the Company, the Fair Market Value of such securities and other property will be the Appraised Value.

     Financial Statements.  This term is defined in Section 3.01(i).

     First Amendment Closing Date.  July 11, 1997.

     First Restated Purchase Agreement. This term is defined in the preamble to this Agreement.

     First Restatement Closing Date.  January 8, 1998.

     Holders. Each Purchaser, and all other Persons holding Registrable Securities so long as such Purchasers or other Person holds Registrable Securities, except that none of the Company, any Stockholder or any Affiliate of the Company will at any time be a Holder.

     Indebtedness. This term shall mean, collectively but without duplication, (a) all indebtedness, obligations or other liabilities for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, that would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof,
(b) all indebtedness outstanding under any revolving credit, line of credit or similar agreement providing for borrowings (any extensions or renewals thereof), notwithstanding that any such indebtedness is created within one year of the expiration of such agreement, and (c) the principal component of Capital Lease Obligations (as defined in the Loan Agreement), in each case calculated on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

     Indemnified Party.  This term is defined in Section 6.01 hereof and in
Section 11.01 of the Stockholder Agreement.

     Initial Holders. Each Purchaser and any Affiliate of such Purchaser to which any of the Warrants or any part of or interest in the Warrants is assigned.
     Intellectual Property.  This term is defined in Section 3.01(q).
     Issuable Warrant Shares. Shares of Common Stock or Other Securities issuable on exercise of the Warrants.
     Issued Warrant Shares. Shares of Common Stock or Other Securities issued on exercise of the Warrants.
     Loan Agreement. This term shall mean the Amended and Restated Loan and Security Agreement dated as of date hereof (as such Agreement may be amended, restated, supplemented or modified from time to time), between the Company the Lenders named therein, Creditanstalt as the LC Issuer, Indosuez as the Co-Agent, and Creditanstalt as the Administrative Agent and Collateral Agent.
     Loan Warrants. This term shall mean the stock purchase warrants issued and/or issuable pursuant to the Amended and Restated Warrant Agreement dated as of December 16, 1997 (as such may be amended, restated, supplemented or modified from time to time) by and between the Company and Creditanstalt entitling the record holders thereof to purchase from the Company an aggregate of 612,579 shares of Common Stock or Series B Preferred Stock (the "Loan Warrants Shares") (in the percentages and to the extent, and subject to adjustment, as provided in such Warrant Agreement), issued to Creditanstalt in connection with certain loans made by Creditanstalt to the Company.
     Material Agreements. This term is defined in Section 3.01(k). Negotiation Period. This term is defined in the definition of Appraised
Value.
     New Securities. Any Capital Stock other than Warrant Shares, Loan Warrant Shares and the Permitted Stock.
     Non-Attributable Stock. This term shall mean shares of Common Stock or Series B Preferred Stock which have been previously sold by, or were issued pursuant to the exercise of Warrants which were previously sold by, a Regulated Holder or an Affiliate of a Regulated Holder, either (a) in a widely dispersed public offering; (b) in a private placement in which no purchaser, individually or in concert with others, acquired Warrants, Common Stock, Series B Preferred Stock or any combination thereof, representing (upon conversion, in the case of the Series B Preferred Stock, and upon exercise for Common Stock, in the case of the Warrants) more than 2% of the outstanding Common Stock; (c) in compliance with Rule 144 (or any rule which is a successor thereto) of the Securities Act or (d) into the secondary market in a transaction executed through a registered broker-dealer in blocks of no more than 2.0% of the shares outstanding of the Company in any six-month period.

Note. All or any portion of any of the Note (as defined in the Loan Agreement) and any and all documents evidencing the indebtedness under the Note and any refinancing, refunding, or replacement of the Note.

Notice of Sale. This term is defined in Section 6.02(a) of the Stockholder Agreement.

Operating Cash Flow. This term shall mean, for any period for which the same is computed, the sum of (i) the Company's and its Subsidiaries' consolidated net income (loss) for such period, plus (ii) the Company's and its Subsidiaries' interest expense for such period, plus (iii) the Company's and its Subsidiaries' depreciation and amortization for financial reporting purposes for such period, plus (iv) the Company's and its Subsidiaries' income tax expense for such period, computed in each case on a consolidated basis in accordance with generally accepted accounting principles.

     Original Closing Date.  May 30, 1997.

Original Purchase Agreement.  This term is defined in the preamble.

Other Securities. Any stock, other securities, property, or other property or rights (other than Common Stock) that the Holders become entitled to receive upon exercise of the Warrants, including, but not limited to, the Series B Preferred Stock.

Permitted Stock. This term shall mean (a) Warrant Shares, and shares of the Company's Capital Stock issuable upon exercise thereof; (b) Capital Stock of the Company issued as a dividend on shares of the Company's Capital Stock or as a result of a stock split with respect thereto; (c) options and warrants outstanding (or that the Company's Board of Directors has approved for issuance to specific employees) as of the date hereof to purchase the Company's Capital Stock, and shares of the Company's Capital Stock issuable upon exercise thereof; (d) the Business Combination Options, and shares of the Company's Capital Stock issuable upon exercise thereof; (e) options to be granted after the Original Closing Date to employees of the Company and its Subsidiaries to purchase up to 335,286 shares of Common Stock of the Company, at an exercise price not less than the Fair Market Value at the time of issuance of such options, and shares of the Company's Capital Stock issuable upon exercise thereof; (f) shares of Series A Preferred Stock issuable pursuant to the Original Purchase Agreement or the First Restated Purchase Agreement; (g) shares of Series B Preferred Stock issuable pursuant to the First Restated Purchase Agreement or this Agreement; (h) shares of Common Stock issuable upon conversion of Series B Preferred Stock (i) 29,516 shares of Common Stock issuable to FF-ITP on the Third Amendment Closing Date; (j) 103,093 shares of Common Stock issued to Christopher A. and Merrie Corbett (jointly) at an aggregate purchase price of $200,000; (k) 29,516 shares of Common Stock issuable to Christopher A. and Merrie Corbett (jointly) at an aggregate purchase price of $100,000; (l) 14,758 shares of Common Stock issuable to Martin and Haeyoung Kandl (jointly) at an aggregate purchase price of $50,000; and (m) 1,001 shares of Common Stock issuable to Thomas Gardner at an aggregate purchase price of $3,390. The limits in clauses (e), (i) (j),
(k), (l) and (m) shall be proportionately adjusted for dividends and other distributions payable in and for subdivisions and combinations of shares of Common Stock.

Person. This term will be interpreted broadly to include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department of any of the foregoing).

Preferred Shares.  This term is defined in Section 2.01.

Preferred Stock. This term means the Series A Preferred Stock and the Series B Preferred Stock of the Company.

Purchaser.  This term is defined in the preamble.

Put Option.  This term is defined in Section 4.01 of the Stockholder
Agreement.

Put Option Closing. This term is defined in Section 4.05 of the Stockholder Agreement.

Put Option Period. This term is defined in Section 4.01 of the Stockholder Agreement.

Put Price.  This term is defined in Section 4.02 of the Stockholder Agreement.

Put Shares. The Warrant Shares plus any other shares of Capital Stock owned from time to time by a Holder which were issued in respect of the Warrant Shares.

"Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

Registrable Securities. (a) The Issuable Warrant Shares, (b) the Issued Warrant Shares (c) the Preferred Shares and (d) the Conversion Shares that, in each case, have not been previously sold to the public.

     Regulated Holder. Any Purchaser or any Affiliate of any Purchaser subject to the provisions of (a) the Bank Holding Company Act of 1956, as amended; (b) Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. part 225), or (c) any law, rule or regulation that is a successor to either of the foregoing; provided that a "Regulated Holder" shall not include a Purchaser or an Affiliate of a Purchaser that is a small business investment company licensed by the Small Business Administration.

Related Party. An entity wholly owned by a Selling Stockholder or one or more Related Parties.

Schedule of Exceptions.  This term is defined in Section 3.01.

Second Amendment Closing Date.  October 27, 1997.

Second Restatement Closing Date.  March 31,  1998.

Selling Stockholder. This term is defined in Section 6.02 of the Stockholder Agreement.

Securities Act. The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Series A Preferred Stock. Series A Preferred Stock, $.01 par value, of the Company having the rights, restrictions, privileges and preferences of the series of preferred stock designated as "Series A Preferred Stock" set forth in the Certificate.

Series B Preferred Stock. Series B Preferred Stock, $.01 par value, of the Company having the rights, restrictions, privileges and preferences of the series of preferred stock designated as "Series B Preferred Stock" set forth in the Certificate.

Stockholder.  This term is defined in the preamble.

Stockholder Agreement. This term shall mean the Amended and Restated Stockholder Agreement dated as of the date hereof (as such may be amended, restated, supplemented or otherwise modified from time to time) among the Company and the stockholders set forth therein, the provisions of which are incorporated in this Agreement by reference.

Subsidiary. Each Person of which or in which the Company or its other Subsidiaries own directly or indirectly fifty percent (50%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

Third Amendment Closing Date.  October 31, 1997.

Valuation Amount. This term shall mean, as of any date, the greater of (x) zero or (y) an amount equal to Operating Cash Flow for the most recently ended twelve months preceding the date of determination multiplied by six (6), less the principal amount of Indebtedness of the Company on such date of determination, plus the aggregate amount of cash and/or cash equivalents held by the Company on such date of determination.

Valuation Event.  This term is defined in the definition of Fair Market Value.

Warrant A. Warrant A referred to in Section 2.01(a)(i), dated as of May 30, 1997, issued to Creditanstalt, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrant A.

Warrant B. Warrant B referred to in Section 2.01(b)(i), dated as of May 30, 1997, issued to FF-ITP, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrant B.

Warrant C. Warrant C referred to in Section 2.01(c)(i), dated as of July 11, 1997, issued to Creditanstalt, and all Warrants issued upon transfer or division of, or in substitution for, such Warrant C.

Warrant D. Warrant D referred to in Section 2.01(d)(i), dated as of October 27, 1997, issued to Creditanstalt, and all Warrants issued upon transfer or division of, or in substitution for, such Warrant D.

Warrant E. Warrant E referred to in Section 2.01(e)(i), dated as of January 8, 1998, issued to Creditanstalt, and all Warrants issued upon transfer or division of, or in substitution for, such Warrant E.

Warrants. Collectively, Warrant A, Warrant B, Warrant C, Warrant D, Warrant E, the Loan Warrants, and all Warrants issued upon the transfer or the division of, or in substitution for, such Warrants.

Warrant Shares.  The Issued Warrant Shares and the Issuable Warrant Shares.


Article II
The Warrants and the Preferred Shares


2.01 The Warrants and the Preferred Shares.

(a) On the Original Closing Date, Creditanstalt purchased from the Company at the purchase price set forth below, and the Company issued to Creditanstalt, all in accordance with the terms and conditions of the Original Purchase Agreement:

(i) a Warrant A (relating to the Series A Preferred Stock), in substantially the form attached to the Original Purchase Agreement as Annex B and incorporated in this Agreement by reference, to purchase, at a purchase price of $.01 per share, the number of shares of Common Stock and/or Series B Preferred Stock set forth beneath the name of Creditanstalt on the signature page of this Agreement for such Warrant A; and

(ii) 50,000 shares of Series A Preferred Stock at a purchase price of $500,000, or $10 per share, having the rights, restrictions, privileges, and preferences set forth in the Company's Certificate.

(b) On the Original Closing Date, FF-ITP purchased from the Company, and the Company issued to FF-ITP, all in accordance with the terms and conditions of the Original Purchase Agreement;

(i) a Warrant B (relating to the Series A Preferred Stock), in substantially the form attached to the Original Purchase Agreement as Annex C and incorporated in this Agreement by reference, to purchase, at a purchase price of $.01 per share, the number of shares of Common Stock set forth beneath the name of FF-ITP on the signature page of this Agreement for such Warrant B;

(ii) 100,000 shares of Series A Preferred Stock, at a purchase price of $1,000,000, or $10 per share, having the rights, restrictions, privileges, and preferences set forth in the Certificate.

          (c) On the First Amendment Closing Date, Creditanstalt purchased from the Company at the purchase price set forth below, and the Company issued to Creditanstalt, all in accordance with the terms and conditions of the Original Purchase Agreement:

          (i) a Warrant C (relating to the Series A Preferred Stock), in substantially the form attached to the Original Purchase Agreement as Annex G and incorporated in this Agreement by reference, to purchase, at a purchase price of $.01 per share, 120,335 shares of Common Stock and/or Series B Preferred Stock; and

          (ii) 23,334 shares of Series A Preferred Stock at a purchase price of $233,340, or $10 per share, having the rights, restrictions, privileges, and preferences set forth in the Certificate.

          (d) On the Second Amendment Closing Date, Creditanstalt purchased from the Company at the purchase price set forth below, and the Company issued to Creditanstalt, all in accordance with the terms and conditions of the Original Purchase Agreement:

          (i) a Warrant D (relating to the Series A Preferred Stock), in substantially the form attached to the Original Purchase Agreement as Annex H and incorporated in this Agreement by reference, to purchase, at a purchase price of $.01 per share, 78,710 shares of Common Stock and/or Series B Preferred Stock; and

          (ii) 26,666 shares of Series A Preferred Stock at a purchase price of $266,660, or $10 per share, having the rights, restrictions, privileges, and preferences set forth in the Certificate.

          (e) On the Third Amendment Closing Date, FF-ITP purchased from the Company at the purchase price set forth below, and the Company issued to FF-ITP, all in accordance with the terms and conditions of the Original Purchase Agreement: 10,000 shares of Series A Preferred Stock and 29,516 shares of Common Stock at an aggregate purchase price of $100,000.

          (f) On the First Restatement Closing Date, Creditanstalt purchased from the Company at the purchase price set forth below, and the Company issued to Creditanstalt, all in accordance with the terms and conditions of the First Restated Purchase Agreement:

          (i) a Warrant E (relating to the Series A Preferred Stock), in substantially the form attached to the First Restated Purchase Agreement as Annex I and incorporated in this Agreement by reference, to purchase, at a purchase price of $.01 per share, 188,680 shares of Common Stock and/or Series B Preferred Stock;

          (ii) 100,000 shares of Series A Preferred Stock at a purchase price of $1,000,000, or $10 per share, having the rights, restrictions, privileges, and preferences set forth in the Certificate; and

          (iii) 222,222 shares of Series B Preferred Stock at a purchase price of $1,000,000, or $4.50 per share, having the rights, restrictions, privileges, and preferences set forth in the Certificate.

(g) On the Second Restatement Closing Date, Indosuez agrees to purchase from the Company at the purchase price set forth below, and the Company agrees to issue to Indosuez, all in accordance with the terms and conditions of this
Agreement:

          (i) 431,965 shares of Series B Preferred Stock at a purchase price of $2,000,000, or $4.63 per share, having the rights, restrictions, privileges, and preferences set forth in the Certificate.

(h) On the Second Restatement Closing Date, Wachovia agrees to purchase from the Company at the purchase price set forth below, and the Company agrees to issue to Wachovia, all in accordance with the terms and conditions of this Agreement.

          (i) 647,948 shares of Series B preferred stock at a purchase price of $3,000,000, or $4.63 per share, having the rights, restrictions, privileges, and preferences set forth in the Certificate.

On the Second Restatement Closing Date, the Company will deliver to each of Indosuez and Wachovia a certificate evidencing and representing the shares of Series B Preferred Stock, issued to each such Purchaser. The Company has duly authorized the Series A Preferred Stock and Series B Preferred Stock purchased and sold pursuant to the terms of this Agreement by duly filing the Certificate with the Secretary of State of the State of Delaware. The shares of Series A Preferred Stock and the shares of Series B Preferred Stock subject to the terms of this Agreement are sometimes referred to in this Agreement as the "Preferred Shares."

2.02 Legend. The Company will deliver to the appropriate Purchaser on the Second Restatement Closing Date, one or more certificates representing the Series B Preferred Stock, purchased by such Purchaser, in such denominations as such Purchaser requests. Such certificates will be issued in the Purchaser's name or, subject to compliance with transfer and registration requirements under applicable federal and state securities laws, in the name or names of its designee or designees. It is understood and agreed that the certificates evidencing any Warrants will bear the following legends:

"THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

"THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A SECOND AMENDED AND RESTATED PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT AND AN AMENDED AND RESTATED STOCKHOLDER AGREEMENT, EACH DATED AS OF MARCH 31, 1998, BY AND AMONG IT PARTNERS, INC. (THE "COMPANY"), AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH AGREEMENTS (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

"THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

It is further understood and agreed that the certificates evidencing the Preferred Shares issued under this Agreement and any certificates evidencing Conversion Shares will bear substantially the same as the following legends:

"THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

"THESE SHARES ARE SUBJECT TO THE TERMS AND PROVISIONS OF A SECOND AMENDED AND RESTATED PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT AND AN AMENDED AND RESTATED STOCKHOLDER AGREEMENT, EACH DATED AS OF MARCH 31, 1998, BY AND AMONG IT PARTNERS, INC. (THE "COMPANY"), AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH AGREEMENTS (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

"THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

2.03 Exercise Price. The Exercise Price per share will be $.01 for each share of Common Stock (and/or Series B Preferred Stock, if applicable) covered by the Warrants.

2.04 Exercise of Warrants.

(a) Each of Warrant A and Warrant B may be exercised at any time or from time to time until the tenth (10th) anniversary of the Original Closing Date, Warrant C may be exercised at any time or from time to time until the tenth
(10th) anniversary of the First Amendment Closing Date, Warrant D may be exercised at any time or from time to time until the tenth (10th) anniversary of the Second Amendment Closing Date, and Warrant E may be exercised at any time or from time to time until the tenth (10th) anniversary of the First Restatement Closing Date; each of the foregoing may be exercised on any day that is a Business Day, for all or any part of the number of Issuable Warrant Shares purchasable upon its exercise. In order to exercise its Warrant, in whole or in part, the Holder will deliver to the Company at the address designated by the Company pursuant to Section 6.06, (i) a written notice of such Holder's election to exercise its Warrant, which notice will specify the number of Issuable Warrant Shares to be purchased pursuant to such exercise,
(ii) payment of the Exercise Price, in an amount equal to the aggregate purchase price for all Issuable Warrant Shares to be purchased pursuant to such exercise, and (iii) the Warrant. Such notice will be substantially in the form of the Subscription Form appearing at the end of the Warrants. Upon receipt of such notice, the Company will, as promptly as practicable, and in any event within ten (10) business days, execute, or cause to be executed, and deliver to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock and Other Securities issuable upon such exercise, as provided in this Agreement. The stock certificate or certificates so delivered will be in such denominations as may be specified in such notice and will be registered in the name of such Holder, or, subject to compliance with transfer and registration requirements under applicable federal and state securities laws, such other name as designated in such notice. A Warrant will be deemed to have been exercised, such certificate or certificates will be deemed to have been issued, and such Holder or any other Person so designated or named in such notice will be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the Exercise Price and the Warrant is received by the Company. If the Warrant has been exercised in part, the Company will, at the time of delivery of such certificate of certificates, deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase the number of Issuable Warrant Shares with respect to which the Warrant has not been exercised, which new Warrant will, in all other respects, be identical with the Warrants, or, at the request of such Holder, appropriate notation may be made on the original Warrant and the original Warrant returned to such Holder.

(b) Payment of the Exercise Price will be made, at the option of the Holder, by (i) company or individual check, certified or official bank check, (ii) cancellation of any debt owed by the Company to the Holder, or (iii) cancellation of Warrant Shares, valued at Fair Market Value. If the Holder surrenders a combination of cash or cancellation of any debt owed by the Company to the Holder or Warrants, the Holder will specify the respective number of shares of Common Stock and/or Series B Preferred Stock, if applicable, to be purchased with each form of consideration, and the foregoing provisions will be applied to each form of consideration with the same effect as if the Warrant were being separately exercised with respect to each form of consideration; provided, however, that a Holder may designate that any cash to be remitted to a Holder in payment of debt be applied, together with other monies, to the exercise of the portion of the Warrant being exercised for cash.

(c) Creditanstalt and its Affiliates shall not have the right to have issued to it upon exercise Common Stock which, when aggregated with all other shares of Common Stock (other than shares of Non-Attributable Stock) currently or previously held by or currently issuable without restriction to such Warrant Holder, will exceed 4.99% of the then outstanding Common Stock unless such Warrant Holder certifies that such Warrants have previously been transferred either (i) in a widely dispersed public offering of the Warrants, or (ii) in a private placement in which no purchaser, individually or in concert with others, would have acquired more than 2% of the outstanding Common Stock if the Warrants so transferred had been exercised for Common Stock, or (iii) in compliance with Rule 144 (or any rule which is a successor thereto) of the Securities Act, or (iv) into the secondary market in a market transaction executed through a registered broker-dealer in blocks of no more than 2.0% of the shares outstanding of the Company in any six month period. In the event that Creditanstalt and/or one or more Affiliates attempt to exercise Warrants for Common Stock simultaneously and, if permitted, such exercises would cause the 4.99% limitation to be exceeded, then the Company shall notify such Warrant Holders who had attempted to exercise Warrants for Common Stock and each such Warrant Holder shall be entitled to exercise for Common Stock only such number of Warrants as shall equal the product of (i) the number of Warrants such Warrant Holder sought to exercise for Common Stock times (ii) a fraction, the numerator of which is the maximum number of Warrants which may be exercised for Common Stock without exceeding the 4.99% limitation and the denominator of which is the maximum number of Warrants sought to be exercised for Common Stock by such Warrant Holders.

(d) Notwithstanding the foregoing provisions of this Section 2.04, in no event shall any Warrant be exercisable by Creditanstalt and/or an Affiliate for shares of Common Stock or Series B Preferred Stock which, when aggregated with all other Capital Stock of the Company (other than shares of Non-Attributable Stock) currently held or previously held by or currently issuable without restriction to Creditanstalt or its Affiliates, would, upon issuance, represent in excess of 24.99% of the Equity of the Company unless such shares, when issued, would constitute Non-Attributable Stock.

2.05 Taxes. The issuance of any Common Stock or Other Securities upon the exercise of any of the Warrants will be made without charge to any Holder for any tax, other than income taxes assessed on such Holder, in respect of such issuance.

2.06 Register. The Company will, at all times while any of the Warrants or Preferred Shares remain outstanding, keep and maintain at its principal office a register in which the registration, transfer, and exchange of the Warrants and Preferred Shares will be provided for. The Company will not at any time except upon the dissolution, liquidation, or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer, as the case may be, of any of the Warrants or Preferred Shares.

2.07 Transfer and Exchange. The Warrants, all options and rights under the Warrants, and the Preferred Shares are transferable, in whole or in part, in person or by duly authorized attorney, on the books of the Company upon surrender of the Warrants or the Preferred Shares, as the case may be, at the principal offices of the Company, together with the form of transfer authorization attached to the Warrants duly executed or by endorsement of the certificates representing the Preferred Shares; provided, however, that such transfers of the Warrants and Preferred Shares will be made only to Persons that the transferor in good faith believes to be an "accredited investor" as such term is defined in Regulation D under the Securities Act. Absent any such transfer and subject to the Stockholder Agreement, the Company may deem and treat the registered Holders of the Warrants or the Preferred Shares, as the case may be, at any time as the absolute owners of the Warrants or the Preferred Shares, as the case may be, for all purposes and will not be affected by any notice to the contrary. If any of the Warrants or Preferred Shares are transferred in part the Company will, at the time of surrender of such Warrant or Preferred Shares, as the case may be, issue to the transferee a Warrant or a certificate for Preferred Shares, as the case may be, covering the number of shares transferred and to the transferor a Warrant or a certificate for Preferred Shares, as the case may be, covering the number of shares not transferred.

2.08 Adjustments to Number of Shares Purchasable.

(a) At 12:01 a.m. on the first day of each March, June, September and December commencing September 1, 1997, for so long as shares of the Company's Series A Preferred Stock shall remain outstanding, the number of shares issuable upon exercise of each Warrant shall be increased by multiplying the number of shares theretofore issuable thereunder by one hundred two percent (102%), and the product derived thereby shall thereafter be the number of shares issuable upon exercise of such Warrant, without any adjustment in the exercise price of such Warrant.

(b) The Warrants will be exercisable for the number of shares of Common Stock and/or Series B Preferred Stock, if applicable, in such manner that, following the complete and full exercise of the Warrants of each Holder, the amount of Common Stock and/or Series B Preferred Stock, if applicable, issued to all Holders will equal the aggregate number of shares of Common Stock and/or Series B Preferred Stock, if applicable, set forth beneath the name of the Purchaser on the signature pages of this Agreement, as adjusted, to the extent necessary, to give effect to the following events:

(i) In case at any time or from time to time, the holders of any class of Common Stock or Common Stock Equivalent have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) have become entitled to receive, without payment therefor:

(A)  consideration (other than cash) by way of dividend or distribution; or

(B) consideration (including cash) by way of spin-off, split-up, reclas-sification (including any reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), recapitalization, combination of shares into a smaller number of shares, or similar corporate restructuring;

other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Sections 2.08(b)(ii) and (iii)), then, and in each such case, the Holders, on the exercise of Warrants, will be entitled to receive for each share of Common Stock or Series B Preferred Stock, if applicable, issuable under the Warrants as of the record date fixed for such distribution, the greatest per share amount of consideration received by any holder of any class of Common Stock or Common Stock Equivalent or to which such Holder is entitled less the amount of any Dilution Fee actually and irrevocably paid to such Holders. All such consideration receivable upon exercise of such Warrant with respect to such a distribution will be deemed to be outstanding and owned by such Holder for purposes of determining the amount of consideration to which such Holder is entitled upon exercise of the Warrant with respect to any subsequent distribution.

(ii) If at any time there occurs any stock split, stock dividend or distribution, reverse stock split, or other subdivision of the Common Stock, then the number of shares of Common Stock or Series B Preferred Stock, if applicable, to be received by the Holder of the Warrant and the Exercise Price, subject to the limitations set forth in this Agreement, will be proportionately adjusted.

(iii) In case of any reclassification or change of outstanding shares of any class of Common Stock or Common Stock Equivalent (other than adjustments to the Series B Preferred Stock pursuant to the Certificate and other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any consolidation of the Company with, or merger or share exchange of the Company with or into, another Person, or in case of any sale of all or a majority of the property, assets, business, income or revenue generating capacity, or goodwill of the Company, the Company, or such successor or other Person, as the case may be, will provide that the Holder of this Warrant will thereafter be entitled to receive the highest per share kind and amount of consideration received or receivable (including cash) upon such reclassification, change, consolidation, merger, share exchange, or sale by any holder of any class of Common Stock or Common Stock Equivalent that this Warrant entitles the Holder to receive immediately prior to such reclassification, change, consolidation, merger, share exchange, or sale (as adjusted pursuant to Section 2.08(b)(i) and otherwise in this Agreement). Any such successor Person, which thereafter will be deemed to be the Company for purposes of the Warrants, will provide for adjustments that are as nearly equivalent as may be possible to the adjustments provided for by this Section 2.08.

(iv) If at any time the Company issues or sells any shares of any Common Stock or any Common Stock Equivalent (excluding any Permitted Stock) at a per unit or share consideration (which consideration will include the price paid upon issuance plus the minimum amount of any exercise, conversion, or similar payment made upon exercise or conversion of any Common Stock Equivalent) less than the Exercise Price or the then current Fair Market Value per share of Common Stock immediately prior to the time such Common Stock or Common Stock Equivalent is issued or sold (the "Additional Securities"), then:

(A) the Exercise Price will be reduced (but not increased) to the lower of the prices calculated by:

(I) dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company upon such issuance or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issuance or sale on a fully diluted basis; and

(II) multiplying the then existing Exercise Price by a fraction, the numerator of which is (x) the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale, multiplied by the Fair Market Value per share of Common Stock immediately prior to such issuance or sale, plus (2) the aggregate consideration received by the Company upon such issuance or sale, (y) divided by the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance or sale, and the denominator of which is the Fair Market Value per share of Common Stock immediately prior to such issuance or sale (for purposes of this subsection (II), the date as of which the Fair Market Value per share of Common Stock will be computed will be the earlier of the date upon which the Company will (aa) enters into a firm contract for the issuance of such shares, or (bb) issues such shares); and

(B) the number of shares of Common Stock or Series B Preferred Stock, if applicable, for which any of the Warrants may be exercised at the Exercise Price resulting from the adjustment described in subsection (A) above will be equal to the product of the number of shares of Common Stock or Series B Preferred Stock, if applicable, purchasable under such Warrants immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price resulting from such adjustment.

(v) In case any event occurs as to which the preceding Sections 2.08(b)(i) through (iv) are not strictly applicable, but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Agreement, then, in each such case, the Holders may appoint an independent investment bank or firm of independent public accountants, which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Agreement, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly deliver a copy of such opinion to the Holders and will make the adjustments described in such opinion. The fees and expenses of such investment bank or independent public accountants will be borne equally by the Holders and the Company.

(c) The Company and the Stockholder will not by any action including, without limitation, amending, or permitting the amendment of, the charter documents, bylaws, or similar instruments of the Company or through any reorganization, reclassification, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment or dilution. Without limiting the generality of the foregoing, each of the Company and the Stockholder will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock and Other Securities, free and clear of all liens, encumbrances, equities, and claims; (ii) use its best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under the Warrants; and (iii) will take any action necessary to cause the par value per share of the Company's Common Stock and Series B Preferred Stock to be less than or equal to the Exercise Price of the Warrants. Without limiting the generality of the foregoing, the Company represents and warrants that the board of directors of the Company has determined the Exercise Price to be adequate and the issuance of the Warrants to be in the best interests of the Company.

(d) Any calculation under this Section 2.08 will be made to the nearest one ten-thousandth of a share and the number of Issuable Warrant Shares resulting from such calculation will be rounded up to the next whole share of Common Stock or Other Securities comprising Issuable Warrant Shares.

(e) The Company will not, and will not permit any Subsidiary to, issue any Capital Stock other than Common Stock and Common Stock Equivalents.

2.09 Lost, Stolen, Mutilated, or Destroyed Instruments. If any of the Warrants or certificates for Preferred Shares are lost, stolen, mutilated, or destroyed and if the Company receives a lost security affidavit containing an indemnification from the Holder of such Warrant or Preferred Shares and containing such other terms and providing for such bonding as may be reasonably requested by the Company, the Company will issue a new Warrant or certificate for Preferred Shares, as the case may be, of like denomination, tenor, and date as the Warrant or certificate for Preferred Shares, as the case may be, so lost, stolen, mutilated, or destroyed. Any such new Warrant or certificate for Preferred Shares, as the case may be, will constitute an original obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant or certificate for Preferred Shares, as the case may be, is at any time enforceable by any Person.

2.10 Mandatory Redemption and Mandatory Exchange.

(a) (i) Subject to the limitations hereinafter set forth, (A) if the Company takes any action with respect to its Capital Stock (including without limitation any purchase of its shares or any combination of shares or reverse stock split and elimination of fractional shares) which would cause the Capital Stock currently or previously held by or currently issuable without restriction to a Regulated Holder and its Affiliates (not including Non-Attributable Stock) to exceed 24.99 % of the Equity of the Company, then prior to or simultaneously with such action, the Company shall purchase from such Regulated Holder and/or its Affiliates such number of Warrants, Warrant Shares or other shares of Capital Stock as will reduce the shares of Capital Stock currently or previously held by or currently issuable without restriction to such Regulated Holder and its Affiliates (not including Non-Attributable Stock) to 24.99% of the Equity of the Company (any such mandatory purchase being herein called a "Mandatory Redemption"). The price to be paid to the Holder upon a Mandatory Redemption shall be an amount equal to the Valuation Amount at the date of the event causing such Mandatory Redemption occurs (the "Trigger Date"), multiplied by a fraction the denominator of which is the number of issued and outstanding shares of Common Stock of the Company at the Trigger Date, calculated on a fully diluted basis in accordance with generally accepted accounting principles, and the numerator of which is (Y) the aggregate number of shares of Common Stock of the Company
(i) comprising the Warrant Shares to be purchased by the Company, and/or (ii) issuable upon exercise of the Warrants to be purchased by the Company, and/or
(iii) issuable upon conversion of the Series B Preferred Stock comprising the Warrant Shares to be purchased by the Company, and/or (iv) issuable upon conversion of the Series B Preferred Stock issuable upon exercise of the Warrants to be purchased by the Company (assuming Series B Preferred Stock, rather than Common Stock, is then issuable under such Warrants), and/or (v) comprising any other shares of Capital Stock of the Company then held or previously held by a Regulated Holder or its Affiliates (excluding Non-Attributable Stock) (the "Redemption Price").

(ii) The completion of all purchases and sales of Warrants and Warrant Shares or other shares of Capital Stock pursuant to a Mandatory Redemption shall take place on the thirtieth (30th) day following the Trigger Date, unless another date is mutually agreed upon by the Company and the selling Holder (the "Redemption Closing Date"). The Redemption Prices for all such purchases and sales shall be paid by the Company issuing to the selling Holder in immediately available funds against delivery of certificates representing the Warrants, Warrant Shares and/or other shares of Capital Stock to be purchased, duly endorsed for transfer to the Company.

(b) The Redemption Prices for all purchases and sales of Warrants, Warrant Shares and other shares of Capital Stock pursuant to a Mandatory Redemption shall be determined and calculated in accordance with subsection 2.10(a) by the Company's regularly engaged independent accountants. The Company shall cause such accountants to deliver to the Company and the selling Holder, not later than 15 days prior to the completion of each purchase and sale under subsection 2.10(a), a written statement, signed by such accountants, setting forth in reasonable detail the respective purchase price and the calculation thereof and stating that such calculation was based on the books and records of the Company and was made and delivered pursuant to this Section 2.10.

(c) If the Company takes any action with respect to its capital stock (including without limitation any purchase of its shares or any combination of shares or reverse stock split and elimination of fractional shares) which would cause the Common Stock currently or previously held by or currently issuable without restriction to a Regulated Holder and its Affiliates (other than shares of Non-Attributable Stock) to exceed 4.99% of the aggregate number of issued and outstanding shares of Common Stock, prior to or simultaneously with such action, the Company shall exchange such portion of Common Stock for Series B Preferred Stock as will reduce the shares of Common Stock currently or previously held by or currently issuable without restriction to such Regulated Holder and its Affiliates (not including "Non-Attributable Stock") to 4.99% of the aggregate number of issued and outstanding shares of Common Stock (a "Mandatory Exchange").


Article III
Representations and Warranties


3.01 Representations and Warranties of the Company. Subject to and except as disclosed in the Schedule of Exceptions attached hereto as Annex E (the "Schedule of Exceptions"), the Company represents and warrants to each Purchaser that:

(a) The Company is a corporation duly organized and existing and in good standing under the laws of its state of incorporation and is qualified or licensed to do business in all other countries, states, and jurisdictions the laws of which require it to be so qualified or licensed. The Company has no Subsidiaries or debt or equity investment in any Person. Giving effect to the transactions contemplated herein, the Stockholder owns beneficially and of record the number of shares in the aggregate of the issued and outstanding capital stock or stock equivalents of the Company on a fully converted and diluted basis as of the Second Restatement Closing Date set forth under the signature of such Stockholder on this Agreement, all being free and clear of all liens, claims and encumbrances. Other than Purchaser, and, except for any other stock issuable under any employee or director stock plan which constitutes Permitted Stock, no Person has any rights, whether granted by the Company or any other Person, to acquire any portion of the equity interest of the Company or the assets of the Company.

(b) Each of the Company and the Stockholder has, and at all times that this Agreement is in force will have, the right and power, and is duly authorized, to enter into, execute, deliver, and perform this Agreement, the Stockholder Agreement, and, in the case of the Company, the Warrants and the Preferred Shares, and the officers of Company executing and delivering this Agreement, the Warrants and the Preferred Shares are duly authorized to do so. This Agreement, the Warrants and the Preferred Shares have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligations of Company and the Stockholder, enforceable in accordance with their respective terms.

(c) The execution, delivery, and performance of this Agreement, the Stockholder Agreement, the Warrants and the Preferred Shares will not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable provision contained in the charter, bylaws, or organizational documents of the Company or contained in any agreement, instrument, or document to which the Company or the Stockholder is a party or by which any of them is bound.

(d) As of the Second Restatement Closing Date and giving effect to all issuances on such date of shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock of which 7,693,526 shares will be issued and outstanding upon the Closing; and (ii) 6,000,000 shares of Preferred Stock, of which 600,000 shares have been designated Series A Preferred Stock, 331,800 of which will be issued and outstanding upon the Closing; 5,000,000 shares have been designated Series B Preferred Stock, 1,302,135 of which will be issued and outstanding upon the Closing; and the Company has (and will have as of the Closing) no other shares outstanding. An aggregate of 4,000,000 shares of Common Stock are reserved for issuance on the exercise of the Warrants and the Loan Warrants and conversion of the Series B Preferred Stock, and 2,000,000 shares of Series B Preferred Stock are reserved for issuance on exercise of the Warrants and the Loan Warrants. An aggregate of 351,029 shares of Common Stock are reserved for issuance to employees of the Company and of Subsidiaries of the Company. All of the issued and outstanding shares of Common
Stock are, and upon issuance and payment therefor in accordance with the terms of this Agreement, all of the outstanding Series A Preferred Stock and Series B Preferred Stock will be, validly issued, fully paid and nonassessable. The Common Stock, Series A Preferred Stock and Series B Preferred Stock have been offered, issued, sold, and delivered by the Company free from preemptive rights, rights of first refusal, antidilution rights, cumulative voting rights or similar rights (except as otherwise provided in this Agreement or in the powers, designations, rights and preferences of the Preferred Stock contained in the Certificate) and in compliance with applicable federal and state securities laws. Except pursuant to this Agreement and the Certificate and except for the Permitted Stock the Company is not obligated to issue or sell any Capital Stock and, except for this Agreement and the Stockholder Agreement, neither the Company nor the Stockholder is party to, or otherwise bound by, any agreement affecting the voting of any Capital Stock. Except for the Stockholder Agreement and the Loan Warrant Agreement, the Company is not, nor will it be, a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock.

(e) The Preferred Shares, the shares of Common Stock and Other Securities issuable on exercise of the Warrants and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, the Warrants or the Certificate, as the case may be, will be validly issued, fully paid, and nonassessable and free of preemptive rights, rights of first refusal, or similar rights.

(f) The Company has good, indefeasible, merchantable, and marketable title to, and ownership of, all of its assets necessary for the conduct of its business free and clear of all liens, pledges, security interests, claims, or other encumbrances except those of the Collateral Agent under the Loan Agreement.

(g) There is no agreement, arrangement, or understanding involving the Company or the Stockholder, other than this Agreement, the Stockholder Agreement, and the documents contemplated hereby and thereby, modifying, restricting, or in any way affecting the rights of any security holder to vote securities of the Company.

(h) The Company has delivered to the Purchaser audited financial statements of the Company at December 31, 1997 for the fiscal year then ended and its unaudited financial statements at and for the one-month period ended January 31, 1998 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, subject (in the case of the unaudited statements) to normal year-end adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out, describe and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject (in the case of the unaudited statements) to normal year-end audit adjustments.

(i)  Since January 31, 1998, there has not been:

(A) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(B) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is currently proposed to be conducted);

(C) any amendments or changes in the certificate of incorporation or bylaws of the Company; other than the Certificate of Amendment of the Certificate of Incorporation of the Company, filed on March 31, 1998;

(D) any waiver or compromise by the Company of a valuable right or of a material debt owed to the Company;

(E) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is currently proposed to be conducted);

(F) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(G) any declaration or payment of any dividend or other distribution of the assets of the Company;

(H) any increase in or modification of the compensation or benefits payable by the Company to any of their directors or employees, except in the ordinary course of business consistent with past practice;

(I) any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any employee of the Company, except in the ordinary course of business consistent with past practice;

(J) any incurrence, assumption or guarantee by the Company of any debt for borrowed money; issuance or sale of any securities convertible into or exchangeable for debt securities of the Company; or issuance or sale of options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company, or any securities convertible into or exchangeable for any such debt securities;

(K) any making of any loan, advance or capital contribution to any person other than travel loans or advances made in the ordinary course of business; or

(L) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company.

(j) The Schedule of Exceptions contains a complete list of all of the following agreements to which the Company is a party: (a) all contracts, agreements and instruments that involve a commitment by the Company in excess of $10,000; (b) all stock purchase agreements; (c) all loan, lease or debt agreements in excess of $10,000; (d) all employment agreements with Stockholders; (e) all material licenses of any patent, trade secret or other proprietary right to or from the Company; (f) any existing or currently effective plan, contract or arrangement, whether written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing or the like; or (g) any other existing or currently effective agreement, contract or commitment that is material to the Company (collectively, the "Material Agreements"). All the Material Agreements are valid and binding obligations of the Company, in full force and effect in all material respects. The Company is not in material default under any of the Material Agreements, and the Company is not aware of any material default by another party, either pending or threatened, with respect to the Material Agreements. The Company does not intend to cancel, withdraw, modify or amend any such Material Agreement and neither has been notified that any other party to any such Material Agreement intends to cancel, withdraw, modify or amend such Material Agreement. The Company is not a party to or bound by any material contract agreement or instrument, or subject to any restriction under its certificate of incorporation or bylaws, that adversely affects its business as presently conducted or as currently proposed to be conducted, its properties or its financial condition.

(k) The Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), that is not disclosed in the Financial Statements, except obligations and liabilities incurred after the date of the Financial Statements in the ordinary course of business that are not individually or in the aggregate material. The Company after reasonable investigation has no knowledge of any basis for any other claim against or liability or obligation of the Company.

(l) Set forth on the Schedule of Exceptions is a list of (a) all the material obligations of the Company to its officers, directors, shareholders and employees, including any member of their immediate families (other than normal accrued wages and benefits and travel expense vouchers) and (b) all the obligations of the officers, directors, shareholders and employees of the Company, including any member of their immediate families (other than expense advances made in the ordinary course of business) to the Company, which schedule is complete and correct in all material respects as of the date of this Agreement.

(m) To the best of the Company's knowledge, no employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. To the best of the Company's knowledge, no employee or consultant of the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, noncompetition agreement or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or any previous employer. To the best of the Company's knowledge, no officer of the Company, the termination of whose employment, either individually or in the aggregate, would have a materially adverse effect on the Company, has any present intention of terminating his or her employment with the Company. The Company has no collective bargaining agreements with any of its employees and to the best of the Company's knowledge there is no labor-union-organizing activity pending or threatened with respect to the Company.

(n) The Company is not in violation of any provisions of its certificate of incorporation or its bylaws as amended and in effect on and as of the Closing, or of any provisions of any material instrument or contract to which it is a party or any judgment, decree or order by which it is bound or any statute, rule or regulation applicable to it. The execution, delivery and performance of this Agreement, the Stockholder Agreement and the issuance and sale of the Preferred Shares and Warrants pursuant hereto and the issuance of the Conversion Shares upon conversion of the Series B Preferred Shares and the Issuable Warrant Shares pursuant to the exercise of the Warrants, will not result in any such violation or be in conflict with or constitute a default under any such provisions or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any properties or assets of the Company.

(o) To the best of the Company's knowledge, there is no action, proceeding or investigation pending or currently threatened against the Company before any court or administrative agency (or any basis therefor known to the Company). The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers. There is no action, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

(p) To the best of the Company's knowledge, the Company has sufficient title and ownership of or is licensed under all patents, trademarks, service marks, trade names, copyrights, and all registrations and applications for registration of any of the foregoing, and all trade secrets, information, inventions, computer programs owned or licensed by the Company, documentation, proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted and as currently proposed to be conducted without any conflict with or without infringement of the rights of others. There are no outstanding material options, licenses or agreements relating to the foregoing nor is the Company bound by or a party to any material options, licenses or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that it has violated or, by conducting its businesses as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

(q) To the best of the Company's knowledge, the Company has not done anything to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted. The Company has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

(r) The Company has accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending and the Company has no knowledge of any liability as of the date hereof for any tax for which there is not an adequate reserve reflected in the Financial Statements.

(s) The Company has fire, casualty and liability insurance policies customary for the type and scope of its properties and business.

(t) All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the valid execution and delivery of this Agreement and the Stockholder Agreement, the offer, sale or issuance of the Preferred Shares, the Conversion Shares, the Warrants, the Issuable Warrant Shares, or the consummation of any other transaction contemplated hereby have been obtained, or will be obtained prior to the Closing, except for notices required to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

(u) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

(v) Each of the representations and warranties made by the Company pursuant to the Loan Agreement is true and correct in all material respects.

(w) None of the documents, instruments, or other information furnished to the Purchaser by the Company or the Stockholder, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made (i) by the Company in this Agreement, the Loan

Agreement, or the Stockholder Agreement, or (ii) by the Stockholder made in this Agreement or the Stockholder Agreement, or in any applicable document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or, at the Second Restatement Closing Date, will contain any untrue statement of a material fact, or, at the Second Restatement Closing Date, omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading. There is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Company that has not been disclosed in the documents provided to the Purchaser.

3.02 Representations and Warranties of the Purchaser. Each Purchaser represents and warrants severally and not jointly to the Company:

(a) It is a corporation, limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) It has the right and power and is duly authorized to enter into, execute, deliver, and perform this Agreement and the Stockholder Agreement, and its officers, managers or agents executing and delivering this Agreement and the Stockholder Agreement are duly authorized to do so. This Agreement and the Stockholder Agreement has been duly and validly executed, issued, and delivered and constitutes the legal, valid, and binding obligation of such Purchaser, enforceable in accordance with their respective terms.

(c) It (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act; (ii) has such knowledge, skill, and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for each Purchaser; (iii) has received and reviewed all such financial and other information and records of the Company as it considered necessary or appropriate in deciding whether to purchase the Preferred Shares and the Warrants and any securities issuable upon exercise of the Warrants, and the Company and the Stockholder have made available to it the opportunity to ask questions of, and to receive answers and to obtain additional information from, representatives of the Company and the Stockholder; (iv) all such additional information has been provided to and reviewed by it; and (v) it has the ability to bear the economic risks of losing its entire investment in the Preferred Shares and the Warrants and any securities issuable upon exercise of the Warrants.

(d) Except as otherwise contemplated by this Agreement and the Stockholder Agreement, each Purchaser is acquiring its Series A Preferred Stock, its Series B Preferred Stock, and/or its Warrants and any securities issuable upon exercise of the Warrants or upon conversion of the Series B Preferred Stock for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

(e) It agrees that the certificates representing its Preferred Shares, its Warrants, any Issued Warrant Shares and any Conversion Shares will bear the legends referenced in this Agreement, and such Preferred Shares, Warrants or securities issuable upon exercise of the Warrants and pursuant to the Stockholder Agreement, as the case may be, will not be offered, sold, or transferred in the absence of registration or exemption under applicable securities laws.

(f) It has no current contract, undertaking, agreement, arrangement or understanding with any Person to sell, transfer, grant any participation in, or otherwise distribute any of the Preferred Shares, the Warrants or any securities issuable upon exercise of the Warrants or upon conversion of the Series B Preferred Shares to any Person.


Article IV
Covenants


4.01 Financial Statements. The Company will keep books of account and prepare financial statements and will cause to be furnished to each Purchaser and each other Holder (all of the foregoing and following to be kept and prepared in accordance with United States generally accepted accounting principles applied on a consistent basis):

(a) As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 1997, (i) a copy of the financial statements of the Company for such fiscal year containing a consolidated and consolidating balance sheet, statement of income, statement of stockholders' equity, and statement of cash flows, each as at the end of such fiscal year and for the period then ended and in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Arthur Andersen LLP, or other independent certified public accountants of recognized standing selected by the Company and consented to by the Holders and (ii) a comparison of the actual results during such fiscal year to those originally budgeted by the Company prior to the beginning of such fiscal year and a narrative description and explanation of any budget variances. The annual audit report required by this Agreement will not be qualified by or make reference to any disclosure that the Company may not continue as a going concern or otherwise be qualified or limited because of restricted or limited examination by the accountant of any portion of any of the records of the Company.

(b) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of unaudited consolidated and consolidating financial statements of the Company as of the end of such calendar month and for the portion of the fiscal year then ended, containing a balance sheet, a statement of retained earnings, statement of income, and statement of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year and all in reasonable detail, including, without limitation, a comparison of the actual results during such period to those originally budgeted by the Company prior to the beginning of such fiscal period and for the fiscal year to date.

(c) Within forty-five (45) days after the beginning of each fiscal year, an annual budget or business plan for such fiscal year, including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement for such year, and, promptly during each fiscal year, all revisions thereto approved by the board of directors of the Company.

(d) Concurrently with the delivery of each of the financial statements referred to in Section 4.01(a) and, on the request of any Purchaser, Section 4.01(b), a certificate of an authorized officer of the Company in form and substance satisfactory to the Holders (i) certifying that the financial statements attached to such certificates have been prepared in accordance with generally accepted accounting principles consistently applied and fairly and accurately present (subject to year-end audit adjustments) the consolidated and consolidating financial condition and results of operations of the Company at the date and for the period indicated therein, and (ii) containing a narrative report of the business and affairs of the Company that includes, but is not limited to, a discussion of the results of operations compared to those originally budgeted for such period by the Company prior to the beginning of such period.

(e) As soon as available, a copy of each (i) financial statement, report, notice, or proxy statement sent by the Company to its stockholders; (ii) regular, periodic, or special report, registration statement, or prospectus filed by the Company with any securities exchange, state securities regulator, or the Commission; (iii) material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party or to which any of its assets is subject; (iv) press release or other statement made available generally by the Company or the Stockholder to the public generally concerning material developments in the business of the Company; and (v) item of correspondence, report, or other information sent by the Company to any holder of any indebtedness, including, without limitation the lenders under the Loan Agreement.

(f) Promptly, such additional information concerning the Company as any Holder may request, including, without limitation, auditor management reports and audit "waive" lists.

4.02 Inspection. The Company will permit any representative designated by a Holder to (a) visit and inspect any of the properties of the Company; (b) examine the corporate and financial records of Company and make copies thereof or extracts therefrom; and (c) discuss the affairs, finances, and accounts of the Company with the directors, officers, key employees, and independent accountants of the Company. The inspections, examinations and discussions provided for in the preceding sentence shall be conducted during normal business hours, shall be reasonable in scope and shall not disrupt or adversely affect any aspect of the operations of the Company.

4.03 Existence. Except as otherwise expressly required or permitted by the Loan Agreement or this Agreement, the Company will maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use Intellectual Property.

4.04 Notice.

          (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of Capital Stock for the purpose of determining which of such holders are entitled to dividends, repurchases of securities or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock or other property or to receive any other right; or (ii) any capital reorganization of the Company, or reclassification or recapitalization of the Capital Stock or any transfer of all or a majority of the assets, business, or revenue or income generating capacity of the Company, or consolidation, merger, share exchange, reorganization, or similar transaction involving the Company; or (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Company; or (iv) any proposed issue or grant by the Company of any Capital Stock, or any right or option to subscribe for, purchase, or otherwise acquire any Capital Stock (other than the issue of Issuable Warrant Shares upon exercise of the Warrants or the issue of Conversion Shares upon conversion of the Series B Preferred Stock), then, in each such event, the Company will deliver or cause to be delivered to the Holders a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of record will be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of any class of Capital Stock will be entitled to exchange their shares of Capital Stock for securities or other property deliverable upon such event; and (D) the amount and character of any Capital Stock property, or rights proposed to be issued or granted, the consideration to be received therefor, and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant will be offered or made. Any such notice will be deposited in the United States mail, postage prepaid, at least thirty (30) days prior to the date therein specified, and notwithstanding anything in this Agreement or the Warrants to the contrary the Holders may exercise the Warrants within thirty
(30) days from the mailing of such notice. The Company shall, promptly on request of a Holder, provide such other information as the Holders may reasonably request.

          (b) If there is any adjustment as provided above in Article II (other than as provided in Section 2.08(a)), or if any Other Securities (other than Series B Preferred Stock) become issuable in lieu of shares of such Common Stock upon exercise of the Warrants, the Company will immediately cause written notice thereof to be sent to each Holder, which notice will be accompanied by a certificate of the independent public accountants of the Company setting forth in reasonable detail the basis for the Holders' becoming entitled to receive such Other Securities, the facts requiring any such adjustment in the number of shares receivable after such adjustment, or the kind and amount of any Other Securities so purchasable upon the exercise of the Warrants, as the case may be. At the request of any Holder and upon surrender of the Warrant of such Holder, the Company will reissue such Warrant of such Holder in a form conforming to such adjustments.

     4.05 Warrant Rights. The Company covenants and agrees that during the term of this Agreement and so long as any of the Warrants are outstanding, (a) the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock and Other Securities, to provide for the exercise in full of the rights represented by the Warrants and the exercise in full of the rights of the Holders under the Stockholder Agreement; (b) the Company will not increase or permit to be increased the par value per share or stated capital of the Issuable Warrant Shares or the consideration receivable upon issuance of its Issuable Warrant Shares; and (c) in the event that the exercise of the Warrants would require the payment by the Holder of consideration for the Common Stock or Other Securities receivable upon such exercise of less than the par or stated value of such Issuable Warrant Shares, the Company and the Stockholder will promptly take such action as may be necessary to change the par or stated value of such Issuable Warrant Shares to an amount less than or equal to such consideration.

     4.06 Certain Actions. Without the prior written consent of each of FF-ITP and, in the case of subparagraphs (a), (b), (d), (e), (f), (m), (n),
(o), and (p), the consent of the holders of a majority of the outstanding shares of Series B Preferred Stock (other than shares held by a Regulated Holder), which consent may be withheld for any reason, the Company will not, and will not permit any Subsidiary to:

          (a) permit to occur any amendment, alteration, or modification of the bylaws of the Company, as constituted on the date of this Agreement, the effect of which, in the judgment of FF-ITP and the holders of a majority of the outstanding shares of Series B Preferred Stock (other than shares held by a Regulated Holder), would be to alter, impair, or affect adversely, either the rights and benefits of the Holders or the duties and obligations of the Company under this Agreement, the Warrants, the Certificate or the Stockholder Agreement or permit to occur any amendment, alteration, or modification of the other charter or organizational documents of the Company, as constituted on the date of this Agreement except to the extent necessary to comply with
Section 4.04(j) or 4.10;

          (b) except as otherwise permitted in the Certificate or those Stock Repurchase Agreements dated May 30, 1997, between the Company and each of Daniel F. Klein and Jamie Blech, or as required by the Stockholder Agreement or the Loan Warrant Agreement, (i) declare or make any dividends or distributions of its cash, stock property, or assets or redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of the Capital Stock or capital stock or securities of any Affiliate or any Subsidiary of the Company, or any securities convertible or exchangeable into Capital Stock or capital stock or securities of any Affiliate or any Subsidiary of the Company or otherwise make any distribution on account of the purchase, repurchase, redemption, put, call or other retirement of any shares of Capital Stock of the Company or any Subsidiary thereof or of any warrant, option or other right to acquire such shares, or (ii) pay any professional consulting or management fees or any other payments to any shareholders of Parent or any Subsidiary; provided, however, that the Company shall be permitted as exceptions to the preceding provisions of this clause (b): to declare and make payments of (A) dividends in cash from Subsidiaries of the Company to the Company to the extent necessary to permit the Company or its Subsidiaries to pay amounts due and payable under the Loan Agreement, and (B) dividends on the Preferred Stock as provided in the Certificate;

          (c) effect any sale, lease, assignment, transfer, or other conveyance of any material portion of the assets or operations or the revenue or income generating capacity of the Company (other than inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company to be obsolete or no longer necessary to the business of the Company), or to take any such action that has the effect of any of the foregoing;

          (d) except for issuances of stock permitted by this Agreement, the Permitted Stock, and the mergers permitted by the Loan Agreement or pursuant to the express terms of this Agreement or the Stockholder Agreement, issue or sell, or otherwise dispose of any Capital Stock (including the Series A Preferred Stock) or Capital Stock of any Subsidiary, dissolve or liquidate, or effect any consolidation or merger involving the Company or any Subsidiary or any reclassification, corporate reorganization, stock split or reverse stock split, or other change of any class of Capital Stock of the Company or of any Subsidiary;

          (e) issue any Capital Stock unless the holder of such Capital Stock either (i) has become a party to the Stockholder Agreement, or (ii) owns, after such issuance, less than three percent (3%) of the Company's Common Stock, assuming full exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock.

          (f) enter into any business that the Company or any Subsidiary is not conducting on the date of this Agreement or acquire any substantial business operation or assets (through a stock or asset purchase or otherwise except for businesses and acquisitions permitted by the Loan Agreement);

          (g) except for Permitted Stock, enter into any transaction or transactions with any director, officer, employee, or stockholder of the Company, or any Affiliate or relative of the foregoing except upon terms that, in the opinion of the FF-ITP, are fair and reasonable and that are, in any event, at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder, or Affiliate of the Company or any Affiliate or related party of the foregoing, or advance any monies to any such Persons, except for travel advances in the ordinary course of business;

          (h) increase the amount of remuneration paid to officers under the employment agreements disclosed with respect to Section 3.01(k) of this Agreement (the "Employment Agreements");

          (i) modify, amend, terminate or waive any material provision of the Employment Agreements;

          (j) allow the aggregate par value of the Capital Stock subject to the Warrants from time to time to exceed the price payable upon exercise of the Warrants, as adjusted from time to time;

          (k) fail to achieve $30,000,000 in net revenue and $1,500,000 in EBITDA for the year ending one year after the Original Closing Date; $60,000,000 in net revenue and $3,500,000 in EBITDA for the year ending two years after the Original Closing Date; and $90,000,000 in net revenue and $5,500,000 in EBITDA for the year ending three years after the Original Closing Date;

          (l) fail to comply, in all material respects, with all applicable statutes, regulations, and orders of the United States, domestic and foreign states, and municipalities, agencies, and instrumentalities of the foregoing applicable to the Company;

          (m) fail to file all required tax returns, reports, and requests for refunds on a timely basis or pay on a timely basis all taxes imposed on either it, or upon any of its assets, income or franchises; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge that is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with generally accepted accounting principles, consistently applied, have been establis-hed;

          (n) authorize or issue stock to Jamie Blech or Daniel J. Klein, or any Affiliate or Related Party of the foregoing;

          (o) fail to keep books and records of account in which full, true, and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis;

          (p) create or authorize any class or series of capital stock ranking prior to or pari passu with the Series A Preferred Stock with respect of the payment of dividends or the distribution of assets upon a liquidation, or create or authorize any rights, options or warrants exercisable for, or securities convertible into or exchangeable for, shares of any such class or series of capital stock;

          (q) except for Permitted Stock, authorize the issuance of the Company's equity securities at a price per share of less than their Fair Market Value; or

          (r) obligate itself or otherwise agree to take, permit or enter into any of the events described in subsections (a) through (q) above.

     4.07 Accountants. The Company will retain independent public accountants acceptable to FF-ITP who will certify the consolidated and, at FF-ITP's request, consolidating financial statements of the Company and its Subsidiaries at the end of each fiscal year, and in the event that the services of the independent public accountants so selected, or any firm of independent public accounts hereafter employed by Company or any Subsidiary, are terminated, the Company will promptly thereafter notify FF-ITP and upon FF-ITP's request, the Company will request the firm of independent public accountants whose services are terminated to deliver (without liability for such firm) to FF-ITP a letter of such firm setting forth the reasons for the termination of their services and in its notice to FF-ITP the Company or such Subsidiary will state whether the change of accountants was recommended or approved by the board directors of the Company or any Subsidiaries or any committee thereof.

     4.08 Each of the Regulated Holders Not a Party to Covenants. The Regulated Holders and the other parties hereto agree that (a) the covenants set forth in Sections 4.06 and 4.07 hereof shall not inure to the benefit of any Regulated Holder or its successors or assigns; (b) neither a Regulated Holder nor its successors or assigns shall have the right to enforce such covenants or the right to give consents or waivers in connection therewith; and (c) the effectiveness of any and all amendments, consents, waivers or other actions required or requested of the Holders under Section 4.06 hereof shall be determined as if such Regulated Holder or its successors and assigns were not Holders hereunder.


Article V
Conditions


     The obligations of each Purchaser to effect the transactions contemplated by this Agreement are subject to the following conditions precedent:

     5.01 Opinion. Each Purchaser will have received a favorable opinion, dated the Second Restatement Closing Date, from counsel for the Company, covering matters raised by this Agreement, the Stockholder Agreement, and such other matters as any Purchaser or its counsel may request, and otherwise in form and substance satisfactory to each Purchaser and its counsel.

     5.02 Loan Agreement Conditions. All of the conditions precedent to the obligations of Purchaser under the Loan Agreement will have been satisfied in full.

     5.03 Material Change. There will have occurred no material adverse change in the business, prospects, results of operations, or condition, financial or otherwise, of the Company.

     5.04 Stockholder Agreement. The Company and the Stockholders will have entered into the Stockholder Agreement with Purchaser.

     5.05 Representations and Agreements. Each representation and warranty of the Company and the Stockholders set forth in this Agreement will be true and correct in all material respects when made and as of the Second Restatement Closing Date, and the Company and the Stockholders will have fully performed all their covenants and agreements set forth in this Agreement in all material respects.

     5.06 Proceedings; Consents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of this Agreement, will be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel will have received certificates of compliance and copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that the Purchaser or its counsel reasonably may request in connection with the consummation of such transactions. All consents of any Person necessary to the consummation of the transactions contemplated by this Agreement will have been received, be in full force and effect, and not be subject to any onerous condition.

     5.07 Reservation of Common Stock. The Purchaser will have received evidence satisfactory to the Purchaser that the Company has reserved a sufficient number of shares of Common Stock for the Purchaser to convert the Series B Preferred Stock and/or exercise the Warrants.

     5.08 Expenses. The Company shall pay the reasonable fees and expenses of Purchasers incurred in connection with their review of the Company, the preparation of this Agreement (including exhibits hereto), and the closing of the transactions contemplated hereby.

     5.09 Operating Plan. As of the Second Restatement Closing Date, the Company shall have prepared a 5-year operating plan and projections in form and substance satisfactory to the Purchasers.

     5.10 Board of Directors. The Company's Board of Directors as of the Second Restatement Closing Date shall consist of Jamie Blech, Martin Kandl, Daniel F. Klein, James D. Lumsden, Stanley Nice, John Bamberger, Christopher Corbett, Chuck Schaeffer and John DeFina..

     5.11 Compliance Certificate. There shall have been delivered to the Purchasers a certificate, dated as of the Closing, signed by the Company's Chairman or President, certifying that the conditions specified in Sections 5.02, 5.03, 5.05, 5.06 (but only the last sentence thereof), 5.07 and 5.10 have been fulfilled.

     5.12 Secretary's Certificate. There shall have been delivered to the Purchasers a certificate, dated as of the Closing, signed by the Company's Secretary or an Assistant Secretary and in form and substance satisfactory to the Purchasers, that shall certify (i) the names of its officers authorized to sign this Agreement, the certificates for purchased shares and warrants and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with true signatures of such officers; (ii) that the copy of the certificate of incorporation (including any amendments) attached thereto is true, correct and complete; (iii) that the copy of the Bylaws attached thereto is true, correct and complete; (iv) that the copy of Board of Directors' resolutions attached thereto evidencing the approval of this Agreement, the issuance of the Preferred Shares on the Second Restatement Closing Date and the other matters contemplated hereby was duly adopted and is in full force and effect.

     5.13 Certificates of Good Standing. There shall have been delivered to the Purchasers Certificates of the Secretary of State of the States of Delaware and New Jersey, and the Maryland State Department of Assessments & Taxation, as to the good standing of the Company as of a recent date.


Article VI
Miscellaneous

     6.01 Indemnification. In addition to any other rights or remedies to which the Purchaser and the Holders may be entitled, the Company and each Stockholder (solely with respect to the representations and warranties made by him) severally and not jointly agree to and will indemnify and hold harmless the Purchaser, the Holders, and their Affiliates and their successors, assigns, officers, directors, managers, employees, attorneys, and agents (individually and collectively, an "Indemnified Party") from and against any and all losses, claims, obligations, liabilities, deficiencies, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, attorneys' fees, and expenses), including, without limitation, those arising out of the contributory negligence of any Indemnified Party, that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from, to the extent applicable, any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Company or the Stockholder (solely with respect to the representations and warranties made by him) under this Agreement, the Stockholder Agreement, or under any other agreement to which the Company or the Stockholder is a party in connection with this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser or the Holders under this Agreement.

     6.02 Default. It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nondefaulting party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach or threatened breach or to refrain from a continuation of any actual breach.

     6.03 Integration. This Agreement, the Warrants, the Preferred Shares, the Stockholder Agreement, and the Company's Certificate of Incorporation, as amended, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company, the Stockholder, and each Holder.

     6.04 Headings. The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

     6.05 Severability. The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

     6.06 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and addressed to the party to be notified as set forth below. Notices shall be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect shall mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof with written acknowledgment of receipt (whether by noncertified mail telecopy, telegram, facsimile, express delivery, hand delivery or otherwise), whichever is earlier.

If to Creditanstalt, at: Address of Creditanstalt beneath the name of Creditanstalt on the signature pages of this Agreement with courtesy copies to: Troutman Sanders LLP
                         NationsBank Plaza, Suite 5200
                         600 Peachtree Street, N.E.
                         Atlanta, Georgia 30308-2216
                         Attn: Hazen H. Dempster
                         Facsimile: (404) 885-3995

If to FF-ITP, at:   Address of FF-ITP beneath the name of FF-ITP on the
signature pages of this Agreement

     with courtesy copies to: Wyrick Robbins Yates & Ponton LLP
                         4101 Lake Boone Trail, Suite 300
                         Raleigh, North Carolina 27607-7506
                         Attn: James M. Yates, Jr., Esquire
                         Facsimile: (919) 781-4865

     If to the Company, at:        IT Partners, Inc.
                         9881 Broken Land Parkway, Suite 102
                                        Columbia, Maryland 21046
                         Attn: President
                         Facsimile: (410) 309-9801

     with courtesy copies to: Swidler & Berlin
                         3000 K Street
                         Washington, D.C. 20007
                         Attn:     Kenneth I. Schoner, Esquire
                                        Andrew M. Ray, Esquire
                         Facsimile: (202) 424-7643

     If to Indosuez, at:      Indosuez IT Partners
                         1211 6th Street, 7th Floor
                         New York, New York  10036
                         Attn: Michael Arougheti
                         Fax: (212) 278-2254

If to Wachovia, at:              Wachovia Capital Associates, Inc.
                         191 Peachtree St., N.E.
                         Mailcode GA423
                         Atlanta, Georgia  30303
Attn: Senior Vice President/ITP
                         Fax: (404) 332-1455

with courtesy copies to: Wachovia Capital Associates, Inc.
                    191 Peachtree St., N.E.
                    Mailcode GA715
                    Atlanta, Georgia  30303
                    Attn: Legal Department/WCA/ITP
                    Fax: (404) 332-1455

If to the Stockholder:   Address of such Stockholder beneath his/her name on
the signature pages of this Agreement

or to such other address as each party may designate for itself by like notice. Notice to any Holder other than the Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

     Failure or delay in delivering courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

     No notice, demand, request, consent, approval, declaration or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

     6.07 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that no sale, assignment or other transfer by any party to this Agreement of any of its Capital Stock or rights hereunder to another Person will be valid and effective unless and until the transferee or assignee first agrees in writing to be bound by the terms and conditions of this Agreement and the Stockholders Agreement and the agreements and instruments related hereto and thereto, in a form and substance reasonably satisfactory to the Company.

     6.08 Remedies. The failure of any party to enforce any right or remedy under this Agreement, or promptly to enforce any such right or remedy, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

     6.09 Survival. All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Original Closing Date, the First Amendment Closing Date, the Second Amendment Closing Date, the Third Amendment Closing, the First Restatement Closing Date, and the Second Restatement Closing Date, as the case may be, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

     6.10 Fees. Any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will be borne and paid by the Company within ten (10) days of demand by the Holders.

     6.11 Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

     6.12 Other Business. It is understood and accepted that the Purchaser, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company and the Stockholder agree that all business opportunities that may be available to such parties in any field substantially related to the business of the Company will be pursued exclusively through the Company.

     6.13 Choice of Law. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

     6.14 Duties Among Holders. Each Holder agrees that no other Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

     6.15 Waiver of Jury Trial. AFTER REVIEWING THIS SECTION 6.15 WITH ITS COUNSEL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY, EACH PURCHASER AND EACH STOCKHOLDER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE COMPANY, EACH PURCHASER AND EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF OR THEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PURCHASER TO PURCHASE THE WARRANTS AND PREFERRED SHARES FROM THE COMPANY.

     6.16 Amendment. This Agreement shall not be modified or amended except by a writing signed by (a) the Purchasers and/or Stockholders holding at least a majority of the outstanding Series A Preferred Stock and (b) the Purchasers holding at least a majority of the Series B Preferred Stock (or if converted, Conversion Shares) issued or issuable under this Agreement. All of the parties hereto agree that such modification or amendment shall be binding upon and is hereby consented to by all parties to this Agreement.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                              COMPANY:

                         IT PARTNERS, INC.



                              BY:  /s/ Daniel J. Klein

                                   Daniel J. Klein
                                   Chairman of the Board


                                                        9881 Broken Land
Parkway, Suite 102
                                                        Columbia, Maryland
21046
                                                        Attn: President
                                                        Fax: (310) 589-5473




                              CREDITANSTALT:

                         CREDITANSTALT CORPORATE FINANCE, INC.


                              By:    /s/ Robert M. Biringer
                                     Robert M. Biringer
                                     Executive Vice President


                              By:    /s/ Carl Drake

                                     Carl Drake

                              Address:  Two Greenwich Plaza
                                        4th Floor
                                        Greenwich, CT 06830
                                        Attn: Lisa Bruno
                                        Fax: (203) 861-6594

                                        with a copy to:

                                                                Two Ravinia
Drive
                                                                Suite 1680
                                                                Atlanta, GA
30346
                                                                Attn: Carl
Drake
                                                                Fax: (770)
390-1851

                           OWNED ON THE SECOND RESTATEMENT CLOSING DATE:

                           200,000 Shares of Series A Preferred Stock

                           222,222 Shares of Series B Preferred Stock

                           None         Shares of Common Stock

                           257,862 Shares issuable under Warrant A*

                           120,335 Shares issuable under Warrant C*

                            78,710      Shares issuable under Warrant D*


                           188,680 Shares issuable under Warrant E*

* Prior to any adjustments to such number of shares as set forth in Section
2.08 of this Agreement.

                              FF-ITP:

                              FF-ITP, L.P.

                              BY:  FSFC Associates, L.P.,
                                   its General Partner

                              BY:  Franklin Capital, L.L.C.,
                                   its General Partner



                              BY:  /s/ James D. Lumsden
                                   James D. Lumsden, Manager

                                OWNED ON THE SECOND RESTATEMENT CLOSING DATE:

                          110,000  Shares of Series A Preferred Stock

                           29,516       Shares of Common Stock

                          515,724  Shares issuable under Warrant B*


* Prior to any adjustments to such number of shares as set forth in Section
2.08 of this Agreement.

                              INDOSUEZ:

                              INDOSUEZ IT PARTNERS

                              By:  Indosuez CM II, Inc.
                                   Managing General Partner



                                          By:  /s/Les Lieberman
                                   TITLE: Executive Vice President


                                   BY:Les Lieberman
                                   TITLE: Executive Vice President



                              OWNED ON THE SECOND RESTATEMENT CLOSING DATE:

                         431,965   Shares of Series B Preferred Stock

                                                  WACHOVIA:

                                             WACHOVIA CAPITAL ASSOCIATES, INC.


                                                  BY:/s/

                              TITLE:


                    OWNED ON THE SECOND RESTATEMENT CLOSING DATE:

                         647,948   Shares of Series B Preferred Stock

                              STOCKHOLDER

                                                /s/ Daniel J. Klein
                              Daniel J. Klein





                             OWNED ON THE SECOND RESTATEMENT CLOSING DATE:

                              550,101   Shares of Common Stock

                    10,900         Shares of Series A Preferred Stock

                            None        Common Stock Options

                              Jamie E. Blech

                                                /s/ Jamie E. Blech



                             OWNED ON THE SECOND RESTATEMENT CLOSING DATE:

                       550,101             Shares of Common Stock

                      10,900       Shares of Series A Preferred Stock

                    None      Common Stock Options

                      FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED
                          PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT




     THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED
PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "First Amendment
to Second Restatement") is made and entered to as of               , 1998, by
and among IT
PARTNERS, INC., a Delaware corporation (the "Company"), CREDITANSTALT CORPORATE FINANCE, INC., having offices at Two Greenwich Plaza, Greenwich, Connecticut
06830 (together with any successor, assignee or transferee, "Creditanstalt"), FF-ITP, L.P., a
Delaware limited partnership ("FF-ITP"), INDOSUEZ IT PARTNERS, having offices at 1211
Avenue of the Americas, New York, New York 10036-8701 (together with any successor, assignee or transferee, "Indosuez I"), INDOSUEZ IT PARTNERS II, having offices at 1211 Avenue of the
Americas, New York, New York 10036-8701 (together with any successor, assignee or transferee,
"Indosuez II"), WACHOVIA CAPITAL ASSOCIATES, INC., having offices at 191
Peachtree
Street, N.E., 26th Floor, Atlanta, Georgia 30303 (together with any successor, assignee or transferee,"Wachovia", which, together with Creditanstalt, FF-ITP Indosuez I and Indosuez II are individually and collectively, as the context requires, referred to herein as the "Purchaser"), and each of the STOCKHOLDERS named on the signature pages hereto (individually and collectively, as the context requires, the "Stockholder").

                             W I T N E S S E T H:

     WHEREAS, pursuant to a certain Preferred Stock and Warrant Purchase Agreement, dated as of May 30, 1997, as amended by the First Amendment to Preferred Stock and Warrant Purchase
Agreement dated July 11, 1997, as further amended by the Second Amendment to Preferred Stock and Warrant Purchase Agreement dated October 27, 1997, as further amended by the Third
Amendment to Preferred Stock and Warrant Purchase Agreement dated October 31, 1997, and as further amended by the Fourth Amendment to Preferred Stock and Warrant Purchase Agreement dated December 16, 1997 (as amended, the "Original Purchase Agreement") by and among the parties thereto, (i) Creditanstalt purchased an aggregate of 100,000 shares of the Company's
Series A Preferred Stock and warrants (the "Equity Warrants") for the purchase of up to 456,907 shares (subject to adjustment as set forth in Section 2.08 of the Original Purchase Agreement) of either the Company's common stock, $.01 par value per share ("Common Stock"), or the Company's
Series B Preferred Stock, $.01 par value per share; and (ii) FF-ITP purchased 110,000 shares of the Company's Series A Preferred Stock, 29,516 shares of Common Stock, and Equity Warrants for the purchase of up to 515,724 shares (subject to adjustment as set forth in Section 2.08 of the
Original Purchase Agreement) of the Company's Common Stock; and

     WHEREAS, the Company and the Stockholders amended and restated the Original Purchase
Agreement pursuant to that certain Amended and Restated Preferred Stock and Warrant Purchase
Agreement, dated as of January 8, 1998 (the "First Restated Purchase Agreement") pursuant to which Creditanstalt acquired (a) 100,000 shares of Series A Preferred Stock with Equity Warrants for the purchase of 188,680 shares of Common Stock or Series B Preferred Stock, and (b) 222,222
shares of Series B Preferred Stock; and


     WHEREAS, the Company and the Stockholders amended and restated the First Restated
Purchase Agreement, pursuant to that certain Second Amended and Restated Preferred Stock and
Warrant Purchase Agreement, dated as of March 31, 1998 (the "Second Restated Purchase
Agreement") pursuant to which Indosuez I acquired (a) 431,965 shares of Series B Preferred Stock, and (b) Wachovia acquired 647,948 shares of Series B Preferred Stock; and

     WHEREAS, the Company desires that Indosuez II make the following equity investment as of the First Amendment to Second Restatement Closing Date (as defined herein): Indosuez II will purchase 85,313 shares of Series B Preferred Stock at an aggregate purchase price of
$395,000 ($4.63 per share), (the "Additional Equity Investment"); and


     WHEREAS, in connection with such proposed purchase of shares of Series B Preferred
Stock the parties hereto wish to amend the Second Restated Purchase Agreement in order to provide for the Additional Equity Investment and make certain other changes set forth herein;


     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers, the Stockholders, and the Company, intending to be legally bound, agree as follows:


     Section 1. Definitions. As used in this First Amendment to Second Restatement, unless otherwise defined herein, terms defined in the Second Restated Purchase Agreement shall have the meaning set forth therein when used herein.

     Section 2. Definition of "First Amendment to Second Restatement Closing Date".
Article I of the Second Restated Purchase Agreement is hereby amended by adding following the definition of "First Amendment Closing Date" a new definition of "First Amendment to Second
Restatement Closing Date" as follows:

               First Amendment to Second Restatement Closing Date:
   , 1998.

     Section 3. Amendment of Definition of "Closing". The term "Closing" as set forth in
Article I of the Second Restated Purchase Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

                         Closing.  This term refers to the purchase and sale
of the Series B
          Preferred Stock effective as of the Second Restated Purchase Agreement or the
          First Amendment to Second Restatement Closing Date, as the case may be.

     Section 4.     Amendment of Definition of "Permitted Stock".  The term
"Permitted
Stock," as set forth in Article I of the Second Restated Purchase Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

                  Permitted Stock. This term shall mean (a) Warrant Shares, and shares of the
         Company's Capital Stock issuable upon exercise thereof; (b) Capital Stock of the
         Company issued as a dividend on shares of the Company's Capital Stock or as a result of a stock split with respect thereto; (c) options and warrants outstanding (or that the Company's Board of Directors has approved for issuance to specific employees) as of the Original Closing Date to purchase the Company's Capital
         Stock, and shares of the Company's Capital Stock issuable upon exercise thereof;
         (d) the Business Combination Options, and shares of the Company's Capital Stock issuable upon exercise thereof; (e) options to be granted after the Original Closing
         Date to employees of the Company and its Subsidiaries to purchase up to 335,286 shares of Common Stock of the Company, at an exercise price not less than the
         Fair Market Value at the time of issuance of such options, and shares of the
         Company's Capital Stock issuable upon exercise thereof; (f) shares of Series A
         Preferred Stock issuable pursuant to the Original Purchase Agreement or the First
         Restated Purchase Agreement; (g) shares of Series B Preferred Stock issuable pursuant to the First Restated Purchase Agreement, the Second Restated Purchase
         Agreement or this First Amendment to Second Restatement; (h) shares of
         Common Stock issuable upon conversion of Series B Preferred Stock (i) 29,516 shares of Common Stock issuable to FF-ITP on the Third Amendment
Closing
         Date; (j) 103,093 shares of Common Stock issued to Christopher A. and Merrie
         Corbett (jointly) at an aggregate purchase price of $200,000; (k) 29,516 shares of
         Common Stock issuable to Christopher A. and Merrie Corbett (jointly) at an aggregate purchase price of $100,000; (l) 14,758 shares of Common Stock issuable to Martin and Haeyoung Kandl (jointly) at an aggregate purchase price of $50,000;
         (m) 1,001 shares of Common Stock issuable to Thomas Gardner at an aggregate purchase price of $3,390; (n) options to be granted to FBD Consulting, Inc.
         ("FBD") to purchase up to 2400 shares of Common Stock of the Company, at an exercise price not less than $5.60 per share, and shares of the Company's Capital
         Stock issuable upon exercise thereof; and (o) options to be granted to Doig, Elliott,
         Schur, Inc. ("DES") to purchase up to 18,304 shares of Common Stock of the
         Company, at an exercise price not less than $5.60 per share, and shares of the
         Company's Capital Stock issuable upon exercise thereof. The limits in clauses (e),
         (i) (j), (k), (l) and (m) shall be proportionately adjusted for dividends and other distributions payable in and for subdivisions and combinations of shares of
         Common Stock.

     Section 5. The Warrants and the Preferred Shares. Section 2.01 of the Second
Restated Purchase Agreement is hereby amended by adding following section
(h)(i) the
following:

          (i) On the First Amendment to Second Restatement Closing Date, Indosuez II agrees to purchase from the Company at the purchase price set forth below, and the Company agrees to issue to Indosuez II, all in accordance with the terms and conditions of this Agreement:

               (i) 85,313 shares of Series B Preferred Stock at a purchase price of
                    $395,000, or $4.63 per share, having the rights, restrictions, privileges, and preferences set forth in the Certificate.

     Section 6. The Warrants and the Preferred Shares. Section 2.01 of the Second
Restated Purchase Agreement is hereby further amended by deleting the first sentence of the last paragraph thereof and substituting in lieu thereof the following:

                    On the First Amendment to Second Restatement Closing Date, the Company will deliver to Indosuez II a certificate evidencing and representing the shares of Series
          B Preferred Stock, issued to such Purchaser. The Company has duly authorized the
          Series A Preferred Stock and Series B Preferred Stock purchased and sold pursuant to the terms of this Agreement by duly filing the Certificate with the Secretary of
          State of the State of Delaware. The shares of Series A Preferred Stock and the shares of Series B Preferred Stock subject to the terms of this Agreement are sometimes referred to in this Agreement as the "Preferred Shares."

     Section 7. Legend. Section 2.02 of the Second Restated Purchase Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following:


                    The Company will deliver to the Purchaser on the First Amendment to Second
          Restatement Closing Date, one or more certificates representing the Series B
          Preferred Stock, purchased by such Purchaser, in such denominations as such
          Purchaser requests.

     Section 8. Representations and Warranties of the Company. All of the representations and warranties of the Company found in Section 3.01 of the Second Restated Purchase Agreement are true and accurate as of the First Amendment to Second Restated Purchase Agreement Closing
Date with the exception of subsection (d) which shall read as follows:

               (d) As of the First Amendment to Second Restatement Closing Date and giving effect to all issuances on such date of shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock, the authorized capital stock of the Company consists of (i)
     20,000,000 shares of Common Stock of which 7,693,526 shares will be issued and outstanding upon the Closing; and (ii) 6,000,000 shares of Preferred Stock, of which 600,000 shares have been designated Series A Preferred Stock, 347,230 of which will be issued and outstanding upon the Closing; 5,000,000 shares have been designated Series B Preferred
     Stock, 1,387,448 of which will be issued and outstanding upon the Closing; and the
     Company has (and will have as of the Closing) no other shares outstanding. An aggregate of 4,000,000 shares of Common Stock are reserved for issuance on the exercise of the
     Warrants and the Loan Warrants and conversion of the Series B Preferred Stock, and
     2,000,000 shares of Series B Preferred Stock are reserved for issuance on exercise of the
     Warrants and the Loan Warrants. An aggregate of 351,029 shares of Common Stock are reserved for issuance to employees of the Company and of Subsidiaries of the Company. All
     of the issued and outstanding shares of Common Stock are, and upon issuance and payment therefor in accordance with the terms of this Agreement, all of the outstanding Series A
     Preferred Stock and Series B Preferred Stock will be, validly issued, fully paid and nonassessable. The Common Stock, Series A Preferred Stock and Series B Preferred Stock
     have been offered, issued, sold, and delivered by the Company free from preemptive rights, rights of first refusal, antidilution rights, cumulative voting rights or similar rights

     (except as otherwise provided in this Agreement or in the powers, designations, rights and preferences of the Preferred Stock contained in the Certificate) and in compliance with applicable federal and state securities laws. Except pursuant to this Agreement and the
     Certificate and except for the Permitted Stock the Company is not obligated to issue or sell any Capital Stock and, except for this Agreement and the Stockholder Agreement, neither the Company nor the Stockholder is party to, or otherwise bound by, any agreement affecting the voting of any Capital Stock. Except for the Stockholder Agreement and the Loan
     Warrant Agreement, the Company is not, nor will it be, a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock.

     Section 9. Representations and Warranties of the Purchaser. All of the representations and warranties of the Purchaser found in Section 3.02 of the Second Restated
Purchase Agreement are true and accurate as of the First Amendment to Second Restatement
Closing Date. In addition, the Purchaser represents and warrants to the Company the following:

                    A majority of the partners of the general partnership are officers, directors, employees or Affiliates of a Regulated Holder.

     Section 10.    Notices.  Notice shall be provided in accordance with
Section 6.06 of the
Second Restated Purchase Agreement and if to Indosuez II, notice is to be given according to the name and address as set forth on the signature page to this First Amendment to Second
Restatement.

     Section 11. Survival. Section 6.09 of the Second Restated Purchase Agreement is hereby deleted in its entirety and substituting in lieu thereof the following:

                    6.09 Survival. All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Original Closing Date, the
          First Amendment Closing Date, the Second Amendment Closing Date, the Third
          Amendment Closing, the First Restatement Closing Date, the Second Restatement
          Closing Date, the First Amendment to Second Restatement Closing Date, as the case may be, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

     Section 12. Expenses. The Company shall pay the reasonable fees and expenses of
Purchasers incurred in connection with the negotiation, preparation, execution and delivery of this First Amendment to Second Restatement.

     Section 13. Limitation of Amendment. Except as expressly set forth herein, this First
Amendment to Second Restatement shall not be deemed to waive, amend or modify any term or condition of the Second Restated Purchase Agreement, each of which is hereby ratified and reaffirmed and shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     Section 14. Counterparts. This First Amendment to Second Restatement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which, when taken together, will be deemed but one and the same agreement.

     Section 15. Choice of Law. THIS FIRST AMENDMENT TO SECOND RESTATEMENT WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF
DELAWARE APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW
RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

     Section 16. Waiver of Jury Trial. AFTER REVIEWING THIS SECTION 16 WITH ITS COUNSEL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE
LAW, THE COMPANY, EACH PURCHASER AND EACH STOCKHOLDER HEREBY
KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY, IRREVOCABLY AND
EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION,
PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT,
OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT
TO SECOND RESTATEMENT OR ANY DOCUMENTS ENTERED INTO IN
CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY
OR THEREBY OR THE ACTIONS OF THE COMPANY, EACH PURCHASER AND
EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, OR
ENFORCEMENT THEREOF OR THEREOF.  THIS PROVISION IS A MATERIAL
INDUCEMENT FOR EACH PURCHASER TO PURCHASE THE WARRANTS AND
PREFERRED SHARES FROM THE COMPANY.

     Section 17. Amendment. This First Amendment to Second Restatement shall not be modified or amended except by a writing signed by (a) the Purchaser and/or Stockholders holding at least a majority of the outstanding Series A Preferred Stock and (b) the Purchasers holding at least a majority of the Series B Preferred Stock (or if converted, Conversion Shares) issued or issuable under this Agreement. All of the parties hereto agree that such modification or amendment shall be binding upon and is hereby consented to by all parties to this Agreement.

                     [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                              COMPANY:

                              IT PARTNERS, INC.



                              By:  /s/ Daniel J. Klein
                                   --------------------
                                   Daniel J. Klein
                                   Chairman of the Board

                                   9881 Broken Land Parkway, Suite 102
                                   Columbia, Maryland 21046
                                   Attn: President
                                   Fax: (410) 309-9801

                              CREDITANSTALT:

                              CREDITANSTALT CORPORATE FINANCE, INC.


                              By:/s/ Robert M. Biringer
                                 -------------------------
                                     Robert M. Biringer
                                     Executive Vice President


                              By: /s/ Carl Drake
                                 ----------------------------
                                     Carl Drake
                              Address:  Two Greenwich Plaza
                                        4th Floor
                                        Greenwich, CT 06830
                                        Attn: Lisa Bruno
                                        Fax: (203) 861-6594

                                        with a copy to:

                                        Two Ravinia Drive
                                        Suite 1680
                                        Atlanta, GA 30346
                                        Attn: Carl Drake
                                        Fax: (770) 390-1851


                                 OWNED ON THE FIRST AMENDMENT TO
                              SECOND RESTATEMENT  CLOSING DATE:

                            207,569   Shares of Series A Preferred Stock

                            222,222   Shares of Series B Preferred Stock


                               None      Shares of Common Stock

                            273,647   Shares issuable under Warrant A

                            127,701   Shares issuable under Warrant C

                            81,891    Shares issuable under Warrant D

                            192,454   Shares issuable under Warrant E

                               FF-ITP:

                              FF-ITP, L.P.

                              By:  FSFC Associates, L.P.,
                                   its General Partner

                              By:  Franklin Capital, L.L.C.,
                                   its General Partner



                              By: /s/ James D. Lumsden
                                  ------------------------
                                  James D. Lumsden, Manager

                              OWNED ON THE FIRST AMENDMENT TO
                              SECOND RESTATEMENT CLOSING DATE:


                              116,525   Shares of Series A Preferred Stock

                               29,516   Shares of Common Stock

                              547,292   Shares issuable under Warrant B

                               INDOSUEZ I:

                              INDOSUEZ IT PARTNERS

                              By:  Indosuez CM II, Inc.
                                   Managing General Partner



                                   By:/s/ Les Lieberman
                                   Title: Executive Vice President



                                   By: Les Lieberman
                                   Title: Executive Vice President


                               OWNED ON THE FIRST AMENDMENT TO
                              SECOND RESTATEMENT  CLOSING DATE:

                           431,965   Shares of Series B Preferred Stock

                              INDOSUEZ II:

                              INDOSUEZ IT PARTNERS II

                              By:/s/ Les Lieberman
                                  ------------------
                                   Les Lieberman
                                   Managing General Partner



                              OWNED ON THE FIRST AMENDMENT TO
                              SECOND RESTATEMENT  CLOSING DATE:

                            85,313         Shares of Series B Preferred Stock

                               WACHOVIA:

                               WACHOVIA CAPITAL ASSOCIATES, INC.


                               By:   /s/
                               Title:


                              OWNED ON THE FIRST AMENDMENT TO
                              SECOND RESTATEMENT  CLOSING DATE:

                              647,948   Shares of Series B Preferred Stock

                              STOCKHOLDER:

                              /s/ Daniel J. Klein
                              Daniel J. Klein





                               OWNED ON THE FIRST AMENDMENT TO
                              SECOND RESTATEMENT CLOSING DATE:

                              550,101   Shares of Common Stock

                              11,568         Shares of Series A Preferred
Stock

                              None      Common Stock Options

                               /s/ Jamie E. Blech
                              Jamie E. Blech




                              OWNED ON THE FIRST AMENDMENT TO
                              SECOND RESTATEMENT CLOSING DATE:

                              550,101   Shares of Common Stock

                              11,568         Shares of Series A Preferred
Stock

                              None      Common Stock Options

                        SECOND AMENDMENT TO SECOND AMENDED AND RESTATED PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Second Amendment to Second Restatement") is made and entered into as of this 27th day of July, 1998 by and among IT PARTNERS, INC., a Delaware corporation (the "Company"), CREDITANSTALT CORPORATE FINANCE, INC., having offices at Two Greenwich Plaza, Greenwich, Connecticut 06830 ("Creditanstalt"), FF-ITP, L.P., a Delaware limited partnership ("FF-ITP"), INDOSUEZ IT PARTNERS, having offices at 1211 Avenue of the Americas, New York, New York 10036-8701 (together with any successor, assignee or transferee, "Indosuez I"), INDOSUEZ IT PARNERS II, , having offices at 1211 Avenue of the Americas, New York, New York 10036-8701 (together with any successor, assignee or transferee, "Indosuez II"), WACHOVIA CAPITAL ASSOCIATES, INC., having offices at 191 Peachtree Street, N.E., 26th Floor, Atlanta, Georgia 30303 (together with any successor, assignee or transferee, "Wachovia"), and each of the STOCKHOLDERS named on the signature pages hereto (individually and collectively, as the context requires, a "Stockholder").

     WHEREAS, pursuant to a certain Preferred Stock and Warrant Purchase Agreement, dated as of May 30, 1997, as amended by the First Amendment to Preferred Stock and Warrant Purchase Agreement dated July 11, 1997, as further amended by the Second Amendment to Preferred Stock and Warrant Purchase Agreement dated October 27, 1997, as further amended by the Third Amendment to Preferred Stock and Warrant Purchase Agreement dated October 31, 1997, and as further amended by the Fourth Amendment to Preferred Stock and Warrant Purchase Agreement dated December 16, 1997 (as amended, the "Original Purchase Agreement") by and among the parties thereto, (i) Creditanstalt purchased an aggregate of 100,000 shares of the Company's Series A Preferred Stock and warrants (the "Equity Warrants") for the purchase of up to 456,907 shares of either the Company's common stock, $.01 par value per share ("Common Stock"), or the Company's Series B Preferred Stock, $.01 par value per share; and (ii) FF-ITP purchased 110,000 shares of the Company's Series A Preferred Stock, 29,516 shares of Common Stock, and Equity Warrants for the purchase of up to 515,724 shares of the Company's Common Stock; and

     WHEREAS, the Company and certain of the Stockholders amended and retated the Original Purchase Agreement pursuant to that certain Amended and Restated Preferred Stock and Warrant Purchase Agreement, dated as of January 8, 1998 (the "First Restated Purchase Agreement") pursuant to which Creditanstalt acquired (i) 100,000 shares of Series A Preferred Stock with Equity Warrants for the purchase of 188,680 shares of Common Stock or Series B Preferred Stock, and (ii) 222,222 shares of Series B Preferred Stock; and

     WHEREAS, the Company and the Stockholders amended and restated the First Restated Purchase Agreement, pursuant to that certain Second Amended and Restated Preferred Stock and Warrant Purchase Agreement, dated as of March 31, 1998, as amended by the First Amendment to the Second Amended and Restated Preferred Stock and Warrant Purchase Agreement, dated as of May __, 1998 (as amended, the "Second Restated Purchase Agreement") pursuant to which (i) Indosuez acquired 431,965 shares of Series B Preferred Stock, (ii) Wachovia acquired 647,948 shares of Series B Preferred Stock, and (c) Indosuez II acquired 85,313 shares of Series B Preferred Stock; and

     WHEREAS, the Company desires to enter into a certain 12% Series C Senior Redeemable Preferred Stock Purchase Agreement, dated as of the date hereof (the "Series C Purchase Agreement"), among the Company and FBR Business Development Capital ("FBR"), pursuant to which FBR will purchase an aggregate of 700 shares of the Company's 12% Series C Senior Redeemable Preferred Stock (the "Series C Preferred Stock"); and

     WHEREAS, the Company intends to enter into a stock purchase agreement with Wachovia pursuant to which Wachovia may purchase up to 300 shares of Series C Preferred Stock; and

     WHEREAS, in connection with the execution, delivery and performance of the Series C Purchase Agreement and the issuance of the Series C Preferred Stock by the Company to FBR and Wachovia, the Company and the Stockholders have agreed to amend the Second Restated Purchase Agreement and to waive certain provisions thereunder in order to provide for the issuance of the Series C Preferred Stock and the issuance of Common Stock as a dividend upon redemption of the Series C Preferred Stock;

     NOW, THEREFORE, in consideration of the premises, the terms and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. As used in this Second Amendment to Second Restatement, unless otherwise defined herein, terms defined in the Second Restated Purchase Agreement shall have the meaning set forth therein when used herein.

     Section 2.     Capital Stock.  The term "Capital Stock," as set forth in
Section 1 of the Second Restated Purchase Agreement is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

          Capital Stock. As to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock (including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

     Section 3. Permitted Stock. The term "Permitted Stock," as set forth in Section 1 of the Second Restated Purchase Agreement is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

          Permitted Stock. This term shall mean (a) Warrant Shares, and shares of the Company's Capital Stock issuable upon exercise thereof; (b) Capital Stock of the Company issued as a dividend on shares of the Company's Capital Stock or as a result of a stock split with respect thereto; (c) options and warrants outstanding (or that the Company's Board of Directors has approved for issuance to specific employees) as of the date hereof to purchase the Company's Capital Stock, and shares of the Company's Capital Stock issuable upon exercise thereof; (d) the Business Combination Options, and shares of the Company's Capital Stock issuable upon exercise thereof; (e) options to be granted after the Original Closing Date to employees of the Company and its Subsidiaries to purchase up to 335,286 shares of Common Stock of the Company, at an exercise price not less than the Fair Market Value at the time of issuance of such options, and shares of the Company's Capital Stock issuable upon exercise thereof; (f) shares of Series A Preferred Stock issued or issuable pursuant to the Original Purchase Agreement or the First Restated Purchase Agreement; (g) shares of Series B Preferred Stock issued or issuable pursuant to the First Restated Purchase Agreement or the Second Restated Purchase Agreement; (h) shares of Common Stock issuable upon conversion of Series B Preferred Stock (i) 29,516 shares of Common Stock issued to FF-ITP on the Third Amendment Closing Date; (j) 103,093 shares of Common Stock issued to Christopher A. and Merrie Corbett (jointly) at an aggregate purchase price of $200,000; (k) 29,516 shares of Common Stock issued to Christopher A. and Merrie Corbett (jointly) at an aggregate purchase price of $100,000; (l) 14,758 shares of Common Stock issued to Martin and Haeyoung Kandl (jointly) at an aggregate purchase price of $50,000; (m) 1,001 shares of Common Stock issued to Thomas Gardner at an aggregate purchase price of $3,390; (n) options granted to FBD Consulting, Inc. ("FBD") to purchase up to 2,400 shares of Common Stock of the Company, at an exercise price of not less than $5.60 per share, and shares of the Company's Capital Stock issuable upon exercise thereof; (o) options granted to Doig, Elliott, Schur, Inc. ("DES") to purchase up to 18,304 shares of Common Stock of the Company, at an exercise price of $5.60 per share, and shares of the Company's Capital Stock issuable upon excercise thereof; (p) up to 700 shares of Series C Preferred Stock issued to FBR Business Development Capital pursuant to the Series C Purchase Agreement; (q) up to 300 shares of Series C Preferred Stock to be issued to Wachovia; and (r) shares of the Company's Capital Stock issuable upon redemption of the Series C Preferred Stock. The limits in clauses (e), (i)
(j), (k), (l) and (m) shall be proportionately adjusted for dividends and other distributions payable in and for subdivisions and combinations of shares of Common Stock.

     Section 4. Series C Preferred Stock. Section 1 of the Second Restated Purchase Agreement is hereby amended by adding following the definition of "Series B Preferred Stock" a new definition of "Series C Preferred Stock" as follows:

          Series C Preferred Stock. 12% Series C Senior Redeemable Preferred Stock, $.01 par value, of the Company having the rights, restrictions, privileges and preferences of the series of preferred stock designated as "12% Series C Senior Redeemable Preferred Stock" set forth in the Certificate.

     Section 5. Series C Purchase Agreement. Section 1 of the Second Restated Purchase Agreement is hereby amended by adding following the definition of "Series C Preferred Stock" a new definition of "Series C Purchase Agreement" as follows:

          Series C Purchase Agreement. This term shall mean the 12% Series C Senior Redeemable Preferred Stock Purchase Agreement, dated as of July 27, 1998, among Company and FBR Business Development Capital (as such may be amended, restated, supplemented or otherwise modified from time to time).

     Section 6. Waiver of Rights under Section 2.08(e). In connection with and solely with respect to the execution, delivery and performance of the Series C Purchase Agreement, the issuance of the Series C Preferred Stock to FBR and Wachovia and the issuance of Common Stock as a dividend upon redemption of the Series C Preferred Stock, each of the Holders hereby waives forever the restrictions under Section 2.08(e) on the Company's ability to issue any Capital Stock other than Common Stock and Common Stock Equivalents.

     Section 7. Waiver of Certain Notice Requirements. In connection with the execution, delivery and performance of the Series C Purchase Agreement, the issuance of the Series C Preferred Stock and the issuance of Common Stock as a dividend upon redemption of the Series C Preferred Stock, each of the Holders hereby (i) acknowledges that it has received satisfactory notice under the provisions of Section 4.04(a) of the Second Restated Purchase Agreement and (ii) waives forever any right to claim any insufficiency of such notice under the provisions of Section 4.04(a).

     Section 8. Consent to and Waiver of Certain Actions. Each of FF-ITP and, in the case of subsections 4.06(a), (b), (d), (e), and (p) of the Second Restatement to Purchase Agreement, the holders of the outstanding shares of Series B Preferred Stock (other than a

Regulated Holder), hereby (i) consents to the execution, delivery and performance of the Series C Purchase Agreement and the Certificate of Designation, and the transactions contemplated thereby, the issuance of the Series C Preferred Stock to FBR and Wachovia and the issuance of Common Stock as a dividend upon redemption of the Series C Preferred Stock; and (ii) solely with respect to execution, delivery and performance of the Series C Purchase Agreement, the issuance of the Series C Preferred Stock to FBR and Wachovia and the issuance of Common Stock as a dividend upon redemption of the Series C Preferred Stock, each of the Holders hereby waives forever the following provisions of Section 4.06 of the Second Restated Purchase Agreement:

          (a) The restrictions under Section 4.06(a) on the Company's ability to amend its certificate of incorporation to provide for the Series C Preferred Stock;

          (b) The restrictions under Section 4.06(b)(i) on the Company's ability to pay dividends on, or redeem, the Series C Preferred Stock, in each case in accordance with the Certificate of Designation for the Series C Preferred Stock;

          (c) The restrictions under Section 4.06(b)(ii) (restrictions on the Company's ability to pay any professional consulting or management fees to any shareholder of the Company) with respect to the retention of Friedman, Billings, Ramsey & Co., Inc. as lead underwriter for the initial public offering of the Company;

          (d) The prohibition under Section 4.06(d) on the issuance of the Series C Preferred Stock or shares of Common Stock issuable as a dividend upon redemption of the Series C Preferred Stock;

          (e) The requirement under Section 4.06(e) that FBR become a party to the Amended and Restated Stockholder Agreement dated March 31, 1998, as amended, among the Company and the other parties thereto;

          (f) The restrictions under Section 4.06(g) with respect to the retention of Friedman, Billings, Ramsey & Co., Inc. as lead underwriter for the initial public offering of the Company;

          (g) The prohibitions under Section 4.06(p) on making the Series C Preferred Stock senior to the Series A Preferred Stock;

          (h) The prohibitions under Section 4.06(q) on issuances of the Company's equity securities at a price per share of less than Fair Market Value, that may be applicable to the issuance of the Series C Preferred Stock, and the Common Stock issuable as a dividend upon redemption of the Series C Preferred Stock; and

          (i) The prohibitions under Section 4.06(r) on the Company from obligating itself to agree to take, permit or enter into any of the events described in subsections 4.06(a) through (q).

     Section 9 Representations and Warranties. The Company hereby represents and warrants to the Stockholders as follows:

     (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as presently conducted and as intended to be conducted, has the corporate power and authority to execute and deliver this Second Amendment to Second Restatement, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where failure to be so qualified could not be reasonably expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

(b) The execution, delivery and performance by the Company of this Second Amendment to Second Restatement have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the assets of the Company pursuant to, any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Company or its Subsidiaries or the Company's Certificate of Incorporation or any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Company or its Subsidiaries or by which their properties are bound.

(c) This Second Amendment to Second Restatement has been duly executed and delivered by the Company and constitutes a legal, valid, binding and enforceable obligation of the Company.

(d) As of the date hereof, and giving effect to all issuances on such date of shares of Series C Preferred Stock and FBR Warrants, the authorized capital stock of Company consists of (i) 20,000,000 shares of Common Stock of which 8,279,658 shares are issued and outstanding; and (ii) 6,000,000 shares of Preferred Stock, of which 600,000 shares have been designated Series A Preferred Stock, 347,230 of which are issued and outstanding; 5,000,000 shares have been designated Series B Preferred Stock, 1,387,448 of which are issued and outstanding; and _____ shares have been designated Series C Preferred Stock, 700 of which will be issued and outstanding upon the closing of the Series C Purchase Agreement.
An aggregate of 4,000,000 shares of Common Stock are reserved for issuance on the exercise of the Warrants and the Loan Warrants and conversion of the Series B Preferred Stock, and 2,000,000 shares of Series B Preferred Stock are reserved for issuance on exercise of the Warrants and the Loan Warrants. As of the date hereof, an aggregate of 1,000,000 shares of Common Stock are reserved for issuance to employees of the Company and of Subsidiaries of the Company. All of the issued and outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock are, and upon issuance and payment therefor in accordance with the terms of the Series C Purchase Agreement, all of the outstanding Series C Preferred Stock will be, validly issued, fully paid and nonassessable. To the Company's best knowledge, other than the Amended and Restated Stockholder Agreement dated March 31, 1998, as amended (as further amended, restated, supplemented or otherwise modified from time to time), there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company or any Subsidiary.

     Section 10. Expenses. The Company agrees to pay, immediately upon demand by Creditanstalt, all costs, expenses, attorneys' fees, and other charges and expenses incurred by Creditanstalt in connection with the negotiation, preparation, execution and delivery of this Second Amendment to Second Restatement and any other instrument, document, agreement or amendment executed in connection with this Second Amendment.

     Section 11. Limitation of Amendment. Except as expressly set forth herein, this Second Amendment to Second Restatement shall not be deemed to waive, amend or modify any term or condition of the Second Restated Purchase Agreement, each of which is hereby ratified and reaffirmed and shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     Section 12. Counterparts. This Second Amendment to Second Restatement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed but one and the same agreement.

     Section 13. Choice of Law. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Second Restatement under seal as of the date and year first above written.

                         COMPANY:

                         IT PARTNERS, INC.


                                By: /s/ Daniel J. Klein
                                            ---------------------
                              Daniel J. Klein, Chief Executive Officer

                         CREDITANSTALT:

                         CREDITANSTALT CORPORATE FINANCE, INC.


                         By: /s/ Robert M. Biringer
                              Robert M. Biringer
                              Executive Vice President


                         By: /s/ John G. Taylor
                                     Name: John G. Taylor
                                           Title: Senior Associate

                         FF-ITP:

                         FF-ITP, L.P.

                         By:  FSFC Associates, L.P.,
                              its General Partner

                         By:  Franklin Capital, L.L.C.,
                              its General Partner


                              By:    /s/ James D. Lumsden
                                   James D. Lumsden, Manager

                         INDOSUEZ I:

                         INDOSUEZ IT PARTNERS

                         By:  Indosuez CM II, Inc.
                              Managing General Partner



                              By:/s/
                                        Title:


                              By:/s/
                              Title:

                         INDOSUEZ II:

                         INDOSUEZ IT PARTNERS II



                         By:/s/ Les Liemberman

                         Title: Executive Vice President

                         WACHOVIA:

                         WACHOVIA CAPITAL ASSOCIATES, INC.



                         By:
                         Title:

                         STOCKHOLDERS:



                            /s/ Daniel J. Klein
                         Daniel J. Klein



                         /s/ Jamie E. Blech

                         Jamie E. Blech